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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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SCBT FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SCBT FINANCIAL CORPORATION
520 Gervais Street
Columbia, South Carolina 29201

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held April 27, 2010

TO THE SHAREHOLDERS:

        Notice is hereby given that the Annual Meeting of the Shareholders (the "Annual Meeting") of SCBT Financial Corporation, a South Carolina corporation (the "Company"), will be held at the Company's headquarters in the Orangeburg Conference Room on the second floor, 520 Gervais Street, Columbia, South Carolina at 2:00 p.m., on April 27, 2010, for the following purposes along with the Board of Directors recommendation related to each proposal:

  (1)
  To elect six directors of the Company to serve three-year terms (Board of Directors unanimously recommends that you vote "FOR" this proposal);

  (2)
  To ratify the appointment of Dixon Hughes PLLC, Certified Public Accountants, as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010 (Board of Directors unanimously recommends that you vote "FOR" this proposal);

  (3)
  To consider a stockholder proposal to eliminate classification of terms of the Board of Directors (Board of Directors unanimously recommends that you vote "AGAINST" this proposal); and

  (4)
  To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        Only record holders of Common Stock of the Company at the close of business on March 5, 2010, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

        You are cordially invited and urged to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting in person, you are requested to promptly vote by telephone, internet, or by mail on the proposals presented, following the instructions on the Proxy Card for whichever voting method you prefer. If you vote my mail, please complete, date, sign, and promptly return the enclosed proxy in the enclosed self-addressed, postage-paid envelope. If you need assistance in completing your proxy, please call the Company at 800-277-2175. If you are record shareholder, attend the meeting, and desire to revoke your proxy and vote in person, you may do so. In any event, a proxy may be revoked by a record holder at any time before it is exercised.

                      By Order of the Board of Directors

                      Renee R. Brooks
                      Secretary

Columbia, South Carolina
March 24, 2010

 SCBT FINANCIAL CORPORATION
520 Gervais Street
Columbia, South Carolina 29201

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
to be Held April 27, 2010

        This Proxy Statement is furnished to shareholders of SCBT Financial Corporation, a South Carolina corporation (herein, unless the context otherwise requires, together with its subsidiaries, the "Company"), in connection with the solicitation of proxies by the Company's board of directors for use at the Annual Meeting of Shareholders to be held at the Company's headquarters in the Orangeburg Conference Room on the second floor, 520 Gervais Street, Columbia, South Carolina at 2:00 p.m., on April 27, 2010 or any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Directions to the Company's headquarters may be obtained by contacting Keith Rainwater at 803-231-3539.

        Solicitation of proxies may be made in person or by mail, telephone or other means by directors, officers and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock of the Company held of record by such persons, and the Company will reimburse the reasonable forwarding expenses. The cost of solicitation of proxies will be paid by the Company. This Proxy Statement was first mailed to shareholders on or about March 26, 2010.

        The Company has its principal executive offices at 520 Gervais Street, Columbia, South Carolina 29201. The Company's mailing address is P.O. Box 1030, Columbia, South Carolina 29202, and its telephone number is 800-277-2175.

ANNUAL REPORT

        The Annual Report to Shareholders (which includes the Company's Annual Report on Form 10-K containing, among other things, the Company's fiscal year ended December 31, 2009 financial statements) accompanies this proxy statement. Such Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

REVOCATION OF PROXY

        Any record shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Company of such revocation, (b) by voting in person at the meeting, or (c) by executing and delivering to the Company a later dated proxy. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. Any written notice or proxy revoking a proxy should be sent to SCBT Financial Corporation, P.O. Box 1030, Columbia, South Carolina 29202, Attention: Renee R. Brooks. Written notice of revocation or delivery of a later dated proxy will be effective upon receipt thereof by the Company.

QUORUM AND VOTING

        The Company's only voting security is its $2.50 par value per common stock ("Common Stock"), each share of which entitles the holder thereof to one vote on each matter to come before the Annual Meeting. At the close of business on March 5, 2010 (the "Record Date"), the Company had issued and outstanding 12,744,633 shares of Common Stock, which were held of record by approximately 5,400 persons. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote on matters that come before the Annual Meeting. Notwithstanding the Record Date specified above, the Company's stock transfer books will not be closed and shares of the Common Stock may be transferred subsequent to the Record Date. However, all votes must be cast in the names of holders of record on the Record Date.

        The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a share is represented for any purpose at the Annual Meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" or as to which no vote is marked, including proxies submitted by brokers who are the record owners of shares but who lack the power to vote such shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the Annual Meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time until a quorum is present or represented. If any such adjournment is for a period of less than 30 days, no notice, other than an announcement at the meeting, is required to be given of the adjournment. If the adjournment is for 30 days or more, notice of the adjourned meeting will be given in accordance with the Bylaws. Directors, officers and regular employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone or other means. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. Once a quorum has been established, it will not be destroyed by the departure of shares prior to the adjournment of the meeting.

        Provided a quorum is established at the meeting, directors will be elected by a majority of the votes cast at the Annual Meeting. Shareholders of the Company do not have cumulative voting rights.

        All other matters to be considered and acted upon at the Annual Meeting, including the proposal to ratify the appointment of Dixon Hughes PLLC, Certified Public Accountants, as independent registered public accounting firm, require that the number of shares of Common Stock voted in favor of the matter exceed the number of shares of Common Stock voted against the matter, provided a quorum has been established. Abstentions, broker non-votes and the failure to return a signed proxy will have no effect on the outcome of such matters.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 27, 2010

        The Company's Proxy, Proxy Statement (providing important shareholder information for the Annual Meeting), and 2009 Annual Report to Shareholders (which includes its 2009 Annual Report on Form 10-K) accompany this Notice. The proxy statement and 2009 Annual Report to Shareholders are available at http://www.scbtonline.com/filings.

 ACTIONS TO BE TAKEN BY THE PROXIES

        Each proxy, unless the shareholder otherwise specifies therein, will be voted according to the recommendations of the Board of Directors as follows:

Proposal One:	FOR the election of the persons named in this Proxy Statement as the board of directors' nominees for election to the board of directors; and
Proposal Two:	FOR the ratification of the appointment of Dixon Hughes PLLC as independent registered public accounting firm for the fiscal year ending December 31, 2010; and
Proposal Three:	AGAINST the elimination of classification of terms of the Board of Directors.

        In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with his or her specifications. As to any other matter of business that may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same. However, the board of directors does not know of any such other business.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS

        Any shareholder of the Company desiring to include a proposal in the Company's 2011 proxy materials for action at the 2011 Annual Meeting of Shareholders must deliver the proposal to the executive offices of the Company no later than November 15, 2010 if such proposal is to be considered for inclusion in the 2011 proxy materials. Only proper proposals that are timely received will be included in the Company's 2011 Proxy Statement and Proxy. In addition, a shareholder who desires to nominate a person for election to the board of directors of the Company or to make any other proposal for consideration by shareholders at a shareholders' meeting must deliver notice of such proposed action to the Secretary of the Company no less than 45 days before such meeting. For a nominee for director, such notice should be addressed to the governance committee of the Company at P.O. Box 1030, Columbia, South Carolina 29202. The recommendation must set forth the name and address of the shareholder or shareholder group making the nomination; the name of the nominee; his or her address; the number of shares of Company stock owned by the nominee; any arrangements or understandings regarding nomination; the five-year business experience of the recommended candidate; legal proceedings within the last five years involving the candidate; a description of transactions between the candidate and the Company valued in excess of $120,000 and other types of business relationships with the Company; a description of any relationships or agreements between the recommending shareholder or group and the candidate regarding nomination; a description of known relationships between the candidate and the Company's competitors, customers, business partners or other persons who have a business relationship with the Company; and a statement of the recommended candidate's qualifications for board membership. For any other shareholder proposal, such notice must set forth the name and address of the shareholder making the proposal and the text of the resolution to be voted on.

        The Company does not have a formal process by which shareholders may communicate with the board of directors. Historically, however, the chairman of the board or the governance committee has undertaken responsibility for responding to questions and concerns expressed by shareholders. In the view of the board of directors, this approach has been sufficient to ensure that questions and concerns raised by shareholders are adequately addressed. Any shareholder desiring to communicate with the board may do so by writing to the secretary of the Company at P.O. Box 1030, Columbia, South Carolina 29202.

BENEFICIAL OWNERSHIP OF CERTAIN PARTIES

        The following table sets forth the number and percentage of outstanding shares that exceed 5% beneficial ownership by any single person or group, as known by the Company:

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership(1)	Percent of Shares Outstanding
Common Stock	BlackRock, Inc.	712,685	5.59%
	40 East 52nd Street, New York, NY 10022

(1)
Beneficial ownership of BlackRock, Inc. is based on its Schedule 13G filed with the SEC on January 29, 2010. BlackRock, Inc. reported that it has shared power to vote or to direct the vote of 712,685 shares and shared power to dispose or direct the disposition of 712,685 shares.

 BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth, as of March 5, 2010, the number and percentage of outstanding shares of Common Stock beneficially owned by (i) each director and nominee for director of the Company, (ii) each executive officer named in the Summary Compensation Table, and (iii) all executive officers and directors of the Company as a group.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Common Shares Beneficially Owned(1)	Common Shares Subject to a Right to Acquire(2)	Percent of Shares Outstanding
Jimmy E. Addison	5,527	500	0.0%
Luther J. Battiste, III	5,083	2,818	0.1%
Joe E. Burns(4)(6)	31,042	14,155	0.4%
Thomas S. Camp(4)(6)	15,071	20,945	0.3%
Dalton B. Floyd, Jr.	16,717	1,025	0.1%
M. Oswald Fogle	23,537	3,048	0.2%
Dwight W. Frierson(5)	20,790	3,981	0.2%
Herbert G. Gray	7,376	—	0.0%
Robert R. Hill, Jr.(4)(6)	83,159	38,165	1.0%
Robert R. Horger(4)(6)	46,266	35,032	0.6%
Harry M. Mims, Jr.	40,902	3,518	0.3%
Ralph W. Norman	11,487	1,550	0.1%
Alton C. Phillips	11,306	—	0.1%
John C. Pollok(3)(4)(6)	51,095	23,850	0.6%
James W. Roquemore(3)(5)	38,682	3,286	0.3%
Thomas E. Suggs	6,572	3,286	0.1%
Susie H. VanHuss	5,833	1,025	0.1%
John Williamson, III	63,696	2,938	0.5%
John F. Windley(4)(6)	12,315	17,464	0.2%
All directors and executive officers as a group (21 persons)(2)(4)(6)	592,887	200,631	6.2%

(1)
As reported to the Company by the directors, nominees and executive officers.

(2)
Based on the number of shares acquirable by directors and executive officers through vested stock options within 60 days of the Record Date of March 5, 2010.

(3)
Excludes shares owned by or for the benefit of family members of the following directors and executive officers, each of whom disclaims beneficial ownership of such shares: Mr. Pollok, 570 shares and Mr. Roquemore, 9,544 shares.

(4)
Includes shares held as of December 31, 2009 by the Company under the Company's Employee Savings Plan, as follows: Mr. Burns, 2,396; Mr. Camp, 658 shares; Mr. Hill, 8,026; Mr. Horger, 1,631 shares; Mr. Pollok, 5,789 shares; Mr. Windley, 1,506 shares; and all directors and executive officers as a group, 29,526 shares.

(5)
For Mr. Frierson, includes 7,039 shares owned by Coca-Cola Bottling Company of Orangeburg, of which Mr. Frierson is a management affiliate. Mr. Frierson may direct the voting and disposition of these shares on that company's behalf. For Mr. Floyd, includes 1,007 shares owned by Dalton B. Floyd, LP, of which Mr. Floyd is a partial owner and has the ability to direct the voting and disposition of the shares. For Mr. Roquemore, includes 12,483 shares owned by Patten Seed Company, of which Mr. Roquemore is a 29% owner and management affiliate, and 5,000 shares owned by Lakeshore Partnership, of which Mr. Roquemore is a partial owner and has the ability to direct the voting and disposition of the shares. For Mr. Burns, includes 2,137 shares owned by

  J.E. Burns Holdings, Inc., of which Mr. Burns is an 86% owner and has the ability to direct the voting and disposition of the shares.

(6)
Includes unvested shares of restricted stock, as to which the executive officers have full voting privileges. The shares are as follows: Mr. Burns, 15,942; Mr. Camp, 6,110 shares; Mr. Hill, 42,147 shares; Mr. Horger, 1,903 shares; Mr. Pollok, 32,709 shares; Mr. Windley, 4,663 shares; and all directors and executive officers as a group, 111,374 shares.

ELECTION OF DIRECTORS

        The Articles of Incorporation of the Company provide for a maximum of twenty directors; to be divided into three classes each serving three-year terms, with the classes as equal in number as possible. The board of directors has currently established the number of directors at 15, effective at the Annual Meeting.

        PROPOSAL 1: Robert R. Horger, Jimmy E. Addison, Harry M. Mims, Jr., James R. Roquemore, and John W. Williamson, III, all of whom currently are directors of the Company and whose terms expire at the Annual Meeting, have been nominated by the board of directors for re-election by the shareholders. If re-elected, Messrs. Horger, Addison, Mims, Roquemore, and Williamson will serve as directors of the Company for a three-year term, expiring at the 2013 Annual Meeting of Shareholders of the Company.

        Herbert G. Gray was appointed to the board of directors effective November 19, 2009. Under South Carolina law, Mr. Gray's term expires at the Annual Meeting, and we ask that you re-elect Mr. Gray to our board of directors. If re-elected, Mr. Gray will serve as a director of the Company for a two-year term, expiring at the 2012 Annual Meeting of Shareholders of the Company.

        The board unanimously recommends a vote FOR these nominees.

        The table below sets forth for each director his or her name, age, when first elected and current term expiration, business experience for at least the past ten years, and the qualifications that led to the conclusion that the individual should serve as a director.

Name	Age	First Elected Director	Current Term Expires	Nominee for New Term	Business Experience for the Past Five Years and Director Qualifications
Robert R. Horger Chairman SCBT Employee	59	1991	2010	•	Chairman of SCBT Financial Corporation and SCBT, N.A. since 1998. He also has served as Vice Chairman of SCBT Financial Corporation and SCBT, N.A. from 1994 to 1998. Mr. Horger has been an attorney with Horger, Barnwell and Reid in Orangeburg, SC, since 1975. During his tenure as Chairman, Mr. Horger has developed knowledge of the Company's business, history, organization, and executive management which, together with his personal understanding of many of the markets that we serve, has enhanced his ability to lead the board through the current challenging economic climate. Mr. Horger's legal training and experience enhance his ability to understand the Company's regulatory framework.

Name	Age	First Elected Director	Current Term Expires	Nominee for New Term	Business Experience for the Past Five Years and Director Qualifications
Robert R. Hill, Jr. Chief Executive Officer SCBT Employee	43	1996	2011		President and Chief Executive Officer of SCBT Financial Corporation since November 6, 2004. Prior to that time, Mr. Hill served as President and Chief Operating Officer of SCBT, N.A. from 1999 to November 6, 2004. Mr. Hill joined the Company in 1995. Mr. Hill brings to the board an intimate understanding of the Company's business and organization, as well as substantial leadership ability, banking industry expertise, and management experience.
Jimmy E. Addison	49	2007	2010	•
					Chief Financial Officer of SCANA Corporation, the holding company of South Carolina Electric and Gas Company and other utility-related concerns, since 2006. He also serves on the Business Partnership Foundation of the Moore School of Business at the University of South Carolina and serves as Treasurer of the Southeastern Electric Exchange. Mr. Addison is also a licensed CPA and previously worked for a national accounting firm. His leadership experience, knowledge of financial reporting requirements of public companies, and business and personal ties to many of the Bank's market areas enhance his ability to contribute as a director.
Luther J. Battiste, III	60	2001	2011
					Managing shareholder of the firm Johnson, Toal and Battiste, P.A., Columbia, S.C. and Orangeburg, SC, since 2007, and an attorney with the firm since 1974. Mr. Battiste also holds leadership positions in a number of local, state, and national legal organizations, serves on the boards of several non-profit institutions, and has previously served as a local government official in one the Company's largest market areas. Mr. Battiste's extensive legal career, experience as a government official, and non-profit service give him a unique perspective on certain business, legal, and regulatory matters.

Name	Age	First Elected Director	Current Term Expires	Nominee for New Term	Business Experience for the Past Five Years and Director Qualifications
Dalton B. Floyd, Jr.	71	2006	2012		Attorney with the Floyd Law Firm in Surfside Beach, SC, since 1973. Formerly served as Chairman and General Counsel of SunBank, N.A. and Sun Bancshares, Inc. from 1999 to 2005, when that company was acquired by SCBT Financial Corporation. Mr. Floyd's extensive legal career and his experience as the chairman and general counsel of a financial institution helps to enhance the board's understanding of the challenging legal and regulatory framework in which the Company operates. Moreover, Mr. Floyd has experience in the context of bank mergers and acquisitions from the sale of Sun Bancshares, Inc. to the Company.
M. Oswald Fogle	65	2001	2012
					Plant manager of Roseburg Forest Products Co. manufacturing facility in Orangeburg, S.C., a company engaged in the lamination of boards and general warehousing, since 2007. Prior to that time, Mr. Fogle served as President and Chief Executive Officer of Decolam, Inc. from 1987 to 2007. As a result of his leadership experience, Mr. Fogle brings to the board useful knowledge of management, marketing, operations, and human resource issues. His business and personal experience in certain of the communities that the Bank serves provides him with a useful appreciation of markets that we serve.
Dwight W. Frierson	53	1996	2012
					Vice Chairman of the Board, SCBT Financial Corporation and South Carolina Bank and Trust, N.A., since 1999. He has also served as Vice President and General Manager of Coca-Cola Bottling Company of Orangeburg, SC, since 1987. As a business manager, Mr. Frierson has experience with management, marketing, operations, and human resource matters. His business and personal experience in certain of the communities that the Bank serves provides him with an appreciation of markets that we serve. Moreover, during his tenure as a director he has developed knowledge of the Company's business, history, organization, and executive management which, together with the relationships that he has developed, enhance his leadership and consensus-building ability.

Name	Age	First Elected Director	Current Term Expires	Nominee for New Term	Business Experience for the Past Five Years and Director Qualifications
Herbert G. Gray	45	2009	2010	•	President and Chief Executive Officer of Grayco, a Beaufort-based company that primarily supplies building material and hardware for Beaufort and Jasper counties in South Carolina, since 2000. As the chief executive officer of a company, Mr. Gray has experience with management, marketing, operations, and human resource matters. His business and personal experience in certain of the communities that the Bank serves also provides him with an appreciation of markets that we serve. Moreover, his background and experience in the Beaufort market is useful to the board as the Bank continues to develop its business in the lowcountry of South Carolina.
Harry M. Mims, Jr.	68	1988	2010	•
					President of J.F. Cleckley & Company, a company engaged in site development, since 1977. Over his 20 years of experience with the board, Mr. Mims has developed an understanding of the Company's business, history, organization, and executive management. Moreover, as the president of a development company, Mr. Mims has experience with strategic planning, management, marketing, operations, and human resource matters. His business and personal experience in certain of the communities that the Bank serves also provides him with a useful appreciation of markets that we serve.
Ralph W. Norman	56	1996	2011
					President of Warren Norman Co., Inc., a real estate development firm, since 1990. Mr. Norman is also a member of the South Carolina House of Representatives. As the president of a company and an elected official, Mr. Norman has experience with strategic planning, management, marketing, operations, and human resource matters. His business, political, and personal experiences provide him with political insights and a useful appreciation of markets that we serve.

Name	Age	First Elected Director	Current Term Expires	Nominee for New Term	Business Experience for the Past Five Years and Director Qualifications
Alton C. Phillips	46	2007	2011		President of Carolina Eastern, Inc., a Charleston-based company that markets and distributes fertilizers, chemicals, and seed, since 1988. As the president of a company, Mr. Phillips has experience with strategic planning, management, marketing, operations, and human resource matters. His business and personal experience in certain of the communities that the Bank serves also provides him with an appreciation of markets that we serve.
James W. Roquemore	55	1994	2010	•
					Chief Executive Officer of Patten Seed Company, Inc. of Lakeland, GA, and General Manager of Super-Sod/Carolina, a company that produces and markets turf, grass, sod and seed, since 1997. As the chief executive officer of a company, Mr. Roquemore has experience with management, marketing, operations, and human resource matters. His business and personal experience in certain of the communities that the Bank serves also provides him with an appreciation of markets that we serve. Moreover, during his tenure as a director he has developed knowledge of the Company's business, history, organization, and executive management which, together with the relationships that he has developed, enhance his leadership and consensus-building ability.
Thomas E. Suggs	60	2001	2012
					President and Chief Executive Officer of Keenan and Suggs, Inc., an insurance brokerage and consulting firm. Mr. Suggs has over 14 years of experience in the insurance industry and 25 years of banking experience. As the chief executive officer of a company, Mr. Suggs has experience with management, marketing, operations, and human resource matters, and his experience with the banking industry also provides him with certain insights. His business and personal experience in certain of the communities that the Bank serves also provides him with an appreciation of markets that we serve.

Name	Age	First Elected Director	Current Term Expires	Nominee for New Term	Business Experience for the Past Five Years and Director Qualifications
Susie H. VanHuss	70	2004	2011		Retired in 2006 as Executive Director of the University of South Carolina Foundations; Professor Emeritus of Management in the Moore School of Business, University of South Carolina, Columbia, SC. As Executive Director, she was the Chief Executive Officer of the USC Educational Foundation and the USC Development Foundation, both 501(C)(3) non-profit South Carolina corporations. She is also an author for South Western Publishing Company. From May 1, 2008, through January 31, 2009, she served as interim President and CEO of Central Carolina Community Foundation, a 501(C)(3) non-profit South Carolina corporation. With her leadership experiences and breadth of knowledge, she brings a unique perspective to the board.

FAMILY RELATIONSHIPS

        There are no family relationships among any of the directors and executive officers of the Company.

THE BOARD OF DIRECTORS AND COMMITTEES

        During 2009, the board of directors of the Company held ten meetings. All directors attended at least 75% of the aggregate of (a) the total number of meetings of the board of directors held during the period for which he or she served as a director, and (b) the total number of meetings held by all committees of the board of directors of the Company on which he or she served.

        There is no formal policy regarding attendance at annual shareholder meetings; however, such attendance has always been strongly encouraged. Last year, all directors active at that time attended the 2009 Annual Shareholders' Meeting.

        The board of directors has adopted a Code of Ethics for Financial Professionals that is applicable to the Company's chief executive officer, chief financial officer, controller, financial reporting manager and all managers reporting to these individuals who are responsible for accounting and financial reporting. The Code of Ethics for Financial Professionals was filed as Exhibit 14 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

        The board of directors of the Company maintains executive, audit, compensation, governance, policy and trust asset management committees. The composition and frequency of meetings for these committees during 2009 were as follows:

Committees of the Board of Directors
Independent Under NASDAQ Requirements
Name		Executive (11 meetings)	Audit (9 meetings)	Compensation (5 meetings)	Governance (5 meetings)	Policy (3 meetings)	Trust Asset Management (4 meetings)
Robert R. Horger	No	• Chair				•

Robert R. Hill, Jr.	No	•				•

Jimmy E. Addison	Yes		•		•

Luther J. Battiste, III	Yes		•				•

Dalton B. Floyd, Jr.	Yes				•		•

M. Oswald Fogle	Yes		• Chair	•

Dwight W. Frierson	Yes	•			• Chair	• Chair

Herbert G. Gray(3)	Yes		•

Harry M. Mims, Jr.	Yes	•		•		•

Ralph W. Norman	Yes		•		•

Alton C. Phillips	Yes		•	•

James W. Roquemore	Yes	•		•		•

Thomas E. Suggs	Yes	•			•	•

Susie H. VanHuss	Yes			• Chair	•

John W. Williamson, III(1)(2)	Yes	•	•			•	• Chair

(1)
This director no longer serves on the audit committee as of July 2009.

(2)
This director joined the executive committee in May 2009 and the policy committee in July of 2009.

(3)
This director joined the board of directors and the audit committee in November of 2009.

Note:    All directors other than Robert R. Horger and Robert R. Hill, Jr. meet the independence requirements of The NASDAQ Stock Market. Therefore, under these requirements, a majority of the members of the Company's board of directors is independent.

        The functions of these committees are as follows:

        Executive Committee—The board of directors of the Company may, by resolution adopted by a majority of its members, delegate to the executive committee the power, with certain exceptions, to exercise the authority of the board of directors in the management of the affairs of the Company.

        Audit Committee—The board of directors has determined that all members of the audit committee are independent directors under the independence requirements of The NASDAQ Stock Market. The board of directors has also determined that M. Oswald Fogle is an "audit committee financial expert" for purposes of the rules and regulations of the Securities and Exchange Commission ("SEC") adopted pursuant to the Sarbanes-Oxley Act of 2002. The primary function of the audit committee is to assist the board of directors of the Company in overseeing (i) the Company's accounting and financial reporting processes generally, (ii) the audits of the Company's financial statements and (iii) the Company's systems of internal controls regarding finance and accounting. In such role, the audit committee reviews the qualifications, performance and independence of the Company's independent accountants and has the authority to appoint, evaluate and, where appropriate, replace the Company's independent registered public accounting firm. The audit committee also oversees the Company's internal audit department. The board of directors has adopted a charter for the audit committee, a copy of which is located on the Company's website at www.scbtonline.com under Investor Relations.

        Compensation Committee—The board of directors has determined that all members of the compensation committee are independent directors under the independence requirements of The NASDAQ Stock Market applicable to directors who do not serve on the audit committee. The compensation committee, among other functions, evaluates the performance of the executive officers of the Company and recommends to the board of directors matters concerning compensation, salaries, benefits and other forms of executive compensation for officers and directors of the Company. The full board of directors is then responsible for approving or disapproving compensation paid to the executive officers of the Company. The committee, which currently consists of five independent directors as determined in accordance with the independent standards of The NASDAQ Stock Market, is required to be made up of no fewer than three independent board members who are recommended by the governance committee (after recommendation of the chairman) and approved by the board of directors. The compensation committee's processes and procedures for considering and determining executive compensation are described below under "Compensation Discussion and Analysis." The compensation committee charter can be found on the Company's website at www.scbtonline.com under Investor Relations.

        Governance Committee—The board of directors has determined that all members of the governance committee are independent directors under the independence requirements of The NASDAQ Stock Market applicable to directors who do not serve on the audit committee. The governance committee also periodically reviews and, where appropriate, recommends changes to the Company's corporate governance practices. The governance committee charter can be found on the Company's website at www.scbtonline.com under Investor Relations.

        The governance committee acts as the nominating committee for the purpose of recommending to the board of directors nominees for election to the board of directors. The governance committee has not established any specific, minimum qualifications that must be met for a person to be nominated to serve as a director, and the governance committee has not identified any specific qualities or skills that it believes are necessary to be nominated as a director. The governance committee charter provides that potential candidates for the board are to be reviewed by the governance committee and that candidates are selected based on a number of criteria, including a proposed nominee's independence, age, skills, occupation, diversity and experience and any other factors beneficial to the Company in the context of the needs of the board. The governance committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, governance committee members consider and discuss diversity, among other factors, with a view toward the needs of the board of directors as a whole. The governance committee members generally conceptualize diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities or attributes that contribute to board heterogeneity, when identifying and recommending director nominees. The governance committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the committee's goal of creating a board of directors that best serves the needs of the Company and the interest of its shareholders.

        The governance committee has performed a review of the experiences, qualifications, attributes and skills of the Board's current membership, including the director nominees for election to the board of directors and the other members of the board, and believes that the current members of the board, including the director nominees, as a whole possess a variety of complementary skills and characteristics, including the following:

  •
  successful business or professional experience;

  •
  various areas of expertise or experience, which are desirable to the Company's current business, such as financial, general management practices, planning, legal, marketing, technology, banking and financial services;

  •
  personal characteristics such as character, integrity and accountability, as well as sound business judgment and personal reputation;

  •
  residence in the Bank's service area;

  •
  willingness and ability to commit the necessary time to fully discharge the responsibilities of Board membership to the affairs of the Company;

  •
  leadership and consensus building skills; and

  •
  a commitment to the success of the Company.

        Each individual director has qualifications and skills that the governance committee believes, together as a whole create a strong, well-balanced board. The experiences and qualifications of our directors are found in the table on pages 6-11.

        The governance committee will consider nominees identified by its members, other directors, officers and employees of the Company and other persons, including shareholders of the Company. The governance committee will consider nominees for director recommended by a shareholder if the shareholder provides the committee with the information described in paragraph 6 under the caption "Committee Authority and Responsibilities" of the governance committee's charter.

        The required information regarding a director nominee is also discussed in general terms within the first paragraph of the "Shareholder Proposals and Communications" section on page 4 of this proxy statement.

        Policy Committee—The primary purpose of the policy committee is to recommend and approve new policies and to review and approve present policies or policy updates and changes.

        Trust Asset Management Committee—The primary purpose of the trust asset management committee is to oversee the activities of the trust and asset management department and the investment services activities of the Company's subsidiary bank.

Board Leadership Structure and Role in Risk Oversight

        We are focused on the Company's corporate governance practices and value independent Board oversight as an essential component of strong corporate performance to enhance shareholder value. Our commitment to independent oversight is demonstrated by the fact that, except for two directors, who are our Chief Executive Officer and Chairman of the Board, all of our directors are independent. In addition, all of the members of our Board's audit, compensation, and governance committees are independent.

        Our Board believes that it is preferable for Mr. Horger to serve as Chairman of the Board because of his strong institutional knowledge of the Company's business, history, industry, markets, organization and executive management gained in his nearly 16 years of experience in a leadership position on the Board. We believe it is the Chief Executive Officer's responsibility to manage the Company and the Chairman's responsibility to guide the Board as they provide leadership to our executive management. As directors continue to have more oversight responsibility than ever before, we believe it is beneficial to have separate individuals in the role of Chairman and Chief Executive Officer. Traditionally, the

Company has maintained the separateness of the roles of the Chairman and the Chief Executive Officer. In making its decision to continue to have a separate individual as Chairman, the Board considered the time and attention that Mr. Hill is required to devote to managing the day-to-day operations of the Company. We believe that this board leadership structure is appropriate in maximizing the effectiveness of Board oversight and in providing perspective to our business that is independent from executive management.

        The Board of Directors oversees risk through the various Board standing committees, principally the audit committee, which report directly to the Board. Our audit committee is primarily responsible for overseeing the Company's risk management processes on behalf of the full Board of Directors. The audit committee focuses on financial reporting risk and oversight of the internal audit process. It receives reports from management at least quarterly regarding the Company's assessment of risks and the adequacy and effectiveness of internal control systems, as well as reviewing credit and market risk (including liquidity and interest rate risk), and operational risk (including compliance and legal risk). Our chief risk officer and chief financial officer meet with the audit committee on a quarterly basis in executive sessions to discuss any potential risk or control issues involving management.

        Each of the Board's standing committees, as described above, is involved to varying extents in the following:

  •
  determining risk appetites, policies and limits

  •
  monitoring and assessing exposures, trends and the effectiveness of risk management;

  •
  reporting to the Board of Directors; and

  •
  promoting a sound risk management culture.

        The full Board of Directors focuses on significant risks facing the Company and the Company's general risk management strategy. While the Board of Directors oversees the Company's risk management, management is responsible for the day-to-day risk management processes. We believe this division of responsibility is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

        We recognize that different Board leadership structures may be appropriate for companies in different situations. We will continue to reexamine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet the Company's needs.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        Although the Company is not required to seek shareholder ratification of the selection of its accountants, the Company believes obtaining shareholder ratification is desirable. If the shareholders do not ratify the appointment of Dixon Hughes, the audit committee will re-evaluate the engagement of the Company's independent auditors. Even if the shareholders do ratify the appointment, the audit committee has the discretion to appoint a different independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interest of the Company and its shareholders.

        The board unanimously recommends that shareholders vote FOR the ratification of the appointment of Dixon Hughes as the Company's independent registered public accounting firm.

        If a quorum is present, the number of shares of Common Stock voted in favor of this proposal must exceed the number of shares voted against it for approval of this proposal.

 PROPOSAL 3: ELIMINATION OF CLASSIFICATION OF TERMS OF THE BOARD OF DIRECTORS

        The Board of Directors unanimously recommends that you vote "AGAINST" the stockholder proposal set forth below.

        Gerald R. Armstrong of 910 Sixteenth Street, No. 412, Denver, Colorado 80202-2917, owner of 130 shares of the Company's common stock, has notified the Company that he intends to present the following proposal and related supporting statement at the Annual Meeting. In accordance with the rules of the Securities and Exchange Commission, the text of the proponent's resolution and supporting statement is printed verbatim from his submission.

RESOLUTION

        That the shareholders of SCBT Financial Corporation request its Board of Directors to take the steps necessary to eliminate classification of terms of the Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.

STATEMENT

        The current practice of electing only one-third of the directors for three-year terms is not in the best interest of the corporation or its shareholders. Eliminating this staggered system increases accountability and gives shareholders the opportunity to express their views on the performance of each director annually. The proponent believes the election of directors is the strongest way that shareholders influence the direction of any corporation and our corporation should be no exception.

        As a professional investor, the proponent has introduced the proposal at several corporations which have adopted it. In others, opposed by the board or management, it has received votes in excess of 70% and is likely to be reconsidered favorably.

        The proponent believes that increased accountability must be given our shareholders whose capital has been entrusted in the form of share investments especially during these times of great economic challenge.

        Arthur Levitt, former Chairman of The Securities and Exchange Commission said, "In my view, it's best for the investor if the entire board is elected once a year. Without annual election of each director, shareholders have far less control over who represents them."

        While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.

        The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders.

        In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect the need for change.

        If you agree that shareholders may benefit from greater accountability afforded by annual election of—all directors, please vote "FOR" this proposal.

 Board of Directors Statement in Opposition of Proposal 3

        YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST THE PROPOSAL TO TAKE STEPS TO ELIMINATE CLASSIFICATION OF TERMS OF THE BOARD.

        Under our current structure, each director serves a three-year term and about one-third of the directors stand for election each year. This is commonly known as a "classified" or "staggered" board and is a practice that has been adopted by many public companies. Our shareholders approved our current structure in 1985 when SCBT Financial Corporation was formed as the holding company of SCBT, National Association. The Board has considered the shareholder proposal relating to the elimination of classification of the terms of our Board and has concluded that maintaining a classified board is in the best interests of the Company and its shareholders.

        The governance committee, composed entirely of independent directors, regularly considers and evaluates a broad range of corporate governance issues affecting the Company. In its most recent review and in connection with its review of this shareholder proposal, the governance committee considered the history of the classified board system and the arguments for and against a classified board system. It also considered, among other things, the change in circumstances arising from the nation's current economic downturn and, in particular, the dramatic impact on financial institutions. After careful consideration, the governance committee concluded that the continuity and quality of leadership that results from a classified board creates long-term shareholder value and is in the best interests of the Company and its shareholders. The governance committee and the Board of the Company oppose the proposal for the following reasons:

        Continuity and Stability.    The classified board structure is designed to provide stability, enhance long-term planning, and ensure that, at any given time, there are directors serving on the Board who are familiar with the Company, its complex financial business, and its strategic goals. The classified board structure also provides flexibility by requiring the annual election of one-third of the directors and a majority of the directors over a two-year period. Experienced directors who are knowledgeable about the Company's complex financial business environment are a valuable resource and are better positioned to make decisions that are in the best interests of the Company and its shareholders. Staggered terms give the Company's new directors an opportunity to gain knowledge about the Company's business from its continuing directors. If all directors were elected annually, the Board could be composed entirely of directors who were unfamiliar with the Company and its business strategies. This could jeopardize the Company's long-term strategies and growth plans. The Board believes that the Company's current classified Board is prudent and necessary for the protection of all shareholders.

        A classified board also assists the Company in attracting and retaining highly qualified directors who are willing to commit the time and resources necessary to understand the Company, its operations, and its competitive environment. The Board believes that agreeing to serve a three-year term demonstrates a nominee's commitment to the Company over the long-term. Given the current corporate governance climate, in which many qualified individuals are increasingly reluctant to serve on public boards, the Company could also be placed at a competitive disadvantage in recruiting qualified director candidates if their Board service could potentially be only for a one-year period.

        Enhances the Independence of the Board.    The Board believes that electing directors to three-year terms, rather than one-year terms, enhances the independence of non-employee directors by providing them with a longer assured term of office, thereby insulating them from pressures from management or from special interest groups who might have an agenda contrary to the long-term interests of all shareholders. The Company's current classified board structure permits its directors to act independently and on behalf of shareholders without worrying whether they will be re-nominated by the other members of the Board each year. The freedom to focus on the long-term interests of the

Company instead of on the re-nomination process leads to greater independence and better governance.

        Accountability and Governance.    Your Board is committed to acting in the best interest of the Company and its shareholders. Each director is required to uphold the fiduciary duties of loyalty and care to the Company and its shareholders, regardless of the length of his term of service or the frequency of his or her standing for re-election. Your Board's commitment and legal obligations, together with the increasing scrutiny of corporate governance and the heightened regulatory oversight of recent years, provide a high degree of Board accountability.

        The governance committee is responsible for identifying and recommending director candidates to the Board, and this committee consists entirely of independent directors. Shareholders have a meaningful opportunity at each annual meeting of the shareholders to communicate their views on director-nominees, and on the Board's oversight of the management of the Company, through the director election process. The Board believes that good corporate governance depends on the selection of responsible and experienced individuals, not on whether they serve terms of one year or three years. The Board believes that for the Company the current board structure is consistent with accountable and effective corporate governance.

        Protection Against Takeover Tactics.    The Board believes that the classified structure would provide it valuable leverage to deliver shareholder value in the event of a potential takeover. Although a classified board would not preclude a takeover, it is designed to safeguard our Company against potentially sudden and disruptive efforts by third parties to quickly take control of the Board. Therefore, a third party seeking to acquire control is encouraged to engage in arm's length negotiations with the Board, which is in a position to negotiate a transaction that is fair and in the best interests of all of our shareholders.

        Effect of Approval of the Proposal.    This proposal, which is advisory in nature, would not automatically result in the elimination of our classified board structure. Further action by our shareholders would be required to amend our certificate of incorporation. Under our articles of incorporation, an affirmative vote of the holders of at least 80% of the voting power of our outstanding shares would be required for approval of such an amendment. Therefore, the declassification of our board of directors could not be effected without a further meeting of our shareholders and the requisite 80% vote of our outstanding shares.

        If our shareholders approve this proposal by a substantial margin, the governance committee and the Board will again review the advisability of our classified board structure and determine whether it is in the best interests of our company and shareholders to present an amendment to our articles of incorporation at the next annual meeting that, if approved by the requisite vote, would eliminate the classified board.

        THE BOARD RECOMMENDS YOU VOTE "AGAINST" PROPOSAL NO. 3. PROXIES SOLICITED BY THE BOARD WILL BE VOTED "AGAINST" THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED ON THE PROXY CARD.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Objectives of the Compensation Program

        Role of the Compensation Committee:    The compensation committee is responsible for the design, implementation and administration of the compensation programs for executive officers of the Company. The committee seeks to increase shareholder value by rewarding performance with cost-effective compensation and striving to attract and retain talented executives through adherence to the following compensation objectives:

  •
  The Company's compensation programs are designed to reward executive officers based on key standards that comprise the Company's culture: soundness, profitability, growth, ethics, execution of strategic goals, the ability to inspire and motivate, and sound corporate governance.

  •
  The compensation committee's philosophy is to provide competitive compensation to attract and retain key management to ensure a balance of soundness, profitability and growth while providing long term value for the shareholders of the Company.

  •
  Reward executives consistent with the Company's culture of being a meritocracy in regard to compensation for all employees.

  •
  The compensation committee has overall responsibility for evaluating and recommending to the Board of Directors for its approval the director and officer compensation plans, policies and programs of the Company.

During 2009, the committee had five meetings and the following objectives, goals, and initiatives were met:

  •
  Reviewed the performance of the Company and of the top executives and recommended for approval by the Board the compensation payout, including equity awards and base salary adjustments of top executive management based on the previous year's performance.

  •
  Reviewed and approved compensation for the Chairman of the Board of Directors.

  •
  Approved the number of shares for the SERP/Equity Swap for three executives. The Company expects to realize savings of approximately $5.5 million over the span of the vesting periods for these executives.

  •
  Worked with the Company's management to prepare, review, and approve the 2009 Proxy Compensation Discussion and Analysis ("CD&A").

  •
  Reviewed and approved the Compensation Committee charter.

  •
  Conducted extensive discussions on compensation issues, conducted a total compensation review, and received training by the Compensation Consultant for Compensation Committee Education and Training.

  •
  Retained Amalfi Consulting, LLC as the committee's compensation consultant.

  •
  Analyzed and updated the peer group used for executive compensation benchmarking based on specific performance criteria.

  •
  Reviewed the recommendations of the compensation consultant.

  •
  Developed and approved the structure and compensation for executive management for 2009.

  •
  Reviewed and approved the employment contract of Robin Lyle, President of NCBT.

  •
  Reviewed and discussed the recommendations sent by the California State Teachers' Retirement System.

  •
  Attended a presentation by the Senior Vice President of Human Resources on all company incentive plans and the risk associated with those plans and reviewed the plans.

  •
  Reviewed and approved discretionary retention compensation including cash, stock options, and restricted stock recommended by the CEO for certain executives which are to be paid in 2010.

Compensation Consultant

        During 2009, the compensation committee engaged the services of Amalfi Consulting, LLC of Minneapolis, Minnesota, to provide compensation consulting services for both directors and executive management of the Company. Amalfi Consulting reports directly to the compensation committee and met with the compensation committee five times during 2009. The compensation committee has the sole authority to hire consultants and set the engagements and the related fees of those consultants. The following consulting services were provided:

  •
  Assisted the Company in its preparation of compensation disclosures as required under Regulation S-K with respect to this proxy statement including this CD&A and associated tables and disclosures included herein by reference.

  •
  Revised the Company's compensation peer group of publicly-traded financial institutions that is comparable to SCBT in asset size (the peer group consists of high performing commercial banks and is presented later in this analysis).

  •
  Reviewed the competitiveness of the compensation elements currently offered by the Company to its top executives, including base salary, annual incentive or bonus, long-term incentives (stock options and restricted stock), all other compensation, and changes in retirement benefits as compared to that of the customized peer group.

  •
  Recommendations and observations regarding the potential alignment of the Company's executive compensation practices with the Company's overall business strategy and culture relative to the market as defined by the peer group, including review of the current performance based programs with respect to the annual cash incentives and annual equity grants and made recommendations for both the 2009 and 2010 fiscal year plans.

Compensation Benchmarking and Committee Functions

        Each year, with direction from Amalfi Consulting, the compensation committee reviews a survey of the compensation practices of the Company's peers in the United States in order to assess the competitiveness of the compensation arrangements of our executive officers. Although benchmarking is an active tool used to measure compensation structures among peers, it is only one of the tools used by the compensation committee to determine total compensation. Benchmarking is used by the compensation committee primarily to ascertain competitive total compensation levels (including base salary, equity awards, cash incentives, etc.) with comparable institutions. The committee uses this data as a reference point, establishes competitive base salaries, and then addresses pay-for-performance (meritocracy) as discussed further in the sections below on cash incentives and long-term retention. A combination of peer performance, market factors, company performance and personal performance are all factors that the compensation committee considers to establish total compensation, including incentives. This practice is in line with the Company's meritocracy philosophy of pay. The compensation committee, at its discretion, may determine that it is in the best interest of the Company to negotiate total compensation packages that deviate from regular compensation and incentive levels in order to attract and retain specific talent.

        During 2009, six key executive positions were included in the compensation study to determine appropriate compensation in order to attract, motivate, and reward individuals in these key executive positions. The compensation peer group of 20 banks resulted in 8 new banks versus the prior year, and was selected based on certain current market criteria, including the following:

  •
  Commercial loan portfolio > 40% of total loan portfolio

  •
  No West Coast banks and no banks in major metro areas

  •
  Non-performing assets / Total assets < 3%

  •
  Return on average assets and Return on average equity > 0%

  •
  Tangible equity and total equity as a percentage of assets

  •
  The 3-year asset growth rate > 10% was removed as a filter

        The companies that comprised the peer group in 2009 consisted of the following financial institutions, which had total asset size ranges from $2.6 billion to $9.7 billion at December 31, 2009:

Independent Bank Corporation Pinnacle Financial Partners, Inc. Glacier Bancorp, Inc. Flushing Financial Corporation TowneBank Southside Bancshares, Inc. IBERIABANK Coproration	First Financial Bankshares, Inc. Tompkins Financial Corporation Provident New York Bancorp Renasant Corporation 1st Source Corporation Bank of the Ozarks, Inc. Washington Trust Bancorp, Inc.	Simmons First National Corporation City Holding Company Home Bancshares, Inc. Union Bankshares Corporation Berkshire Hills Bancorp, Inc. Lakeland Financial Corporation

        The compensation committee reviews the composition of the peer group annually and may change it as a result of mergers, changes to banks within the group, or changes within the Company as noted above. The table below compares key performance measures of this peer group to the Company and was based upon December 31, 2009 financial results:

	Average for peers	SCBT
Return on average assets	0.83%	0.48%
Return on average equity	8.14%	4.66%
Net interest margin	3.6%	4.1%
Core EPS growth	-19.7%	-51.3%
Efficiency ratio	59.8%	61.2%
NPAs / Assets	1.76%	1.96%
Reserves / Loans	1.72%	1.70%
Tangible equity / tangible assets	9.00%	8.24%
Total equity / total assets	11.31%	10.47%

        Total compensation for the top five executives was compared to the market peer group referenced above. The findings for the Company compared to the peer group during 2009 revealed that an aggregate total compensation for our named executive officers was 20% below the peer group's 50th percentile (excluding the 2009 equity grant received by three executives in exchange for canceling their SERPs). For each executive officer, total compensation was below the 50th percentile for the peer group. This was primarily due to base salaries being below the market median by 13% on average for the executive group and the fact that no cash incentives have been paid over the past two years. The long-term grants of equity over the past three years have helped bring the Company's pay closer to the peer group.

 Role of the Chairman and Management

        The compensation committee may receive recommendations from the chairman of the board with respect to the Chief Executive Officer's ("CEO") performance in light of goals and objectives relevant to the CEO compensation. The CEO reviews with the committee the performance of the other executive officers and, based on that review, the CEO makes recommendations to the compensation committee about the total compensation of executive officers (other than the CEO). The CEO does not participate in, and is not present during, deliberations or approvals by the compensation committee or the Board with respect to his own compensation.

        In summary, the compensation program, as presented, is designed to be a competitive, performance-based program that is consistent with the Company's philosophy and culture. After reviewing all of the compensation arrangements discussed below, along with corporate and individual performance, we believe that the measurement tools, compensation levels and the design of the Company's executive compensation program are appropriate and motivate senior executives to lead the Company in the best interests of its shareholders.

Elements of Compensation

        The fundamental philosophy of the Company's compensation program is to offer competitive compensation opportunities for executive officers that are (i) aligned with the performance of the Company on both a short-term and long-term basis, and (ii) based both on the individual's contribution and on the Company's performance. The compensation paid is designed to retain and reward executive officers who are capable of leading the Company in achieving its business objectives in an industry characterized by complexity, competitiveness and change. It is the intent of the committee to fulfill the Company's philosophy of providing a competitive base salary, relative to the peer group, complemented with significant performance-based incentives. Accordingly, the compensation committee reviews and approves the total compensation of the executive officers annually. Annual compensation for the named executive officers consists primarily of these elements:

  •
  Base Salary—This fundamental component is determined based on historical and anticipated individual contribution and performance toward accomplishing the Company's stated objectives. It is also reviewed in the context of comparability with the key executives of the peer group above. We believe that the base annual salary levels for the named executive officers helps us to retain qualified executives and provides a measure of income stability that lessens potential pressures for the named executive officers to take risks to achieve performance measures under incentive compensation arrangements.

  •
  Short-Term Cash Incentive Program—This program is directly linked to individual performance and the Company's soundness, financial performance, and growth. The Company elects to use this incentive structure as a means of measuring and rewarding annual Company and individual goal attainment with the intent of adding value for the Company's shareholders. These annual goals, over time, are designed to incrementally achieve the Company's long-term objectives. Per the short-term cash incentive program, the compensation committee has discretion relative to adjustments which may be made to the growth results for any given year, subject to Board approval. The growth results compared to the targets for 2009 are provided below. In 2009, the chief executive officer, the other named executive officers, and other senior executives participated in a performance-based short-term cash incentive program that was filed on March 15, 2005 as Exhibit 10.17 to the Company's Form 10-K for the year ended December 31, 2005. The chief executive officer and other executives will likewise participate in this same arrangement for 2010.

    The short term cash incentive program provides that, in order for any cash incentives to be earned under the program, the Company's bank subsidiary must achieve the following:

    1.
    Attain a prescribed level for its composite ratings from its principal banking regulator (the OCC).

    2.
    Net income for the year must at least equal the net income from the prior year. Then, if the Company and its subsidiary's net incomes exceed the prior year's levels up to and beyond a budgeted dollar amount of increase, potential cash incentives accrue on a pro-rata basis up to a maximum of 110% of an aggregate cash incentive target level.

    3.
    The incentive target levels for each named executive follows the prescribed formula as described below:

    •
    The incentive target level is determined as the aggregate dollar amount of the executive officers' planned bonuses expressed as a percent of annual salary.

    •
    The bonus percentage is currently 36% for the chief executive officer and ranges from 30% to 35% for the other named executive officers.

    •
    Attaining budgeted increases in the earnings performance component can contribute up to 40% of each executive's annual cash incentive.

    •
    Attaining budgeted increases in balances of total loans can contribute up to 20% of an executive's annual cash incentive.

    •
    Attaining budgeted increases in balances of deposits can also contribute up to 20% of an executive's annual cash incentive.

    •
    Each executive has individual and/or divisional goals, the attainment of which can contribute up to 20% of an executive's annual cash incentive.

    The incentive payments associated with these performance-based measures are listed as Non-Equity Incentive Plan Compensation in the attached Summary Compensation Table. The purpose of this structure of compensation is for the Company to become more reliant on performance-based incentives. Performance-based compensation is intended to motivate employees to focus on overall Company performance and, in return, drive return on equity.

    The following measures were achieved in 2009 compared to the targets set for 2009:

    1.
    Overall loan growth for the Company was targeted at $115.8 million or 5.0% more than 2008. The Company's loan portfolio contracted by $112.8 million, or 4.9% during 2009.

    2.
    Overall deposit growth for the Company was targeted at $133.5 million or 6.2% more than 2008. The Company's deposit base declined by $48.6 million or 2.3%.

    3.
    Net earnings for 2009 were targeted to be $24.3 million or 53.7% more than 2008. The Company did not achieve at least the same level of earnings in 2009 as in 2008, due primarily to the increased provision for loan losses, other than temporary impairment recorded on certain investment securities and the charge recorded for preferred stock dividends and accreted discount recorded during 2009.

    These factors, in combination with attaining personal goals, were reviewed and considered in determining what, if any, incentive payment should be paid.

    For the estimated amounts which could be paid out under this program see the Grants of Plan Based Awards table.

  •
  Long-Term Retention and Incentive Plan—The purpose of the SCBT Financial Corporation 2006 Long-Term Retention and Incentive Plan (the "Long-Term Retention and Incentive Plan") was to provide financial incentives for selected key officers and employees of the Company and its subsidiary.

    This plan was put into place to promote the long-term growth and financial success of the Company by:

    1.
    Attracting and retaining key officers and employees with outstanding ability;

    2.
    Strengthening the Company's capability to develop, maintain, and direct a competent management team;

    3.
    Providing an effective means for selected key officers and employees to acquire and maintain ownership of Company stock so as to align their interests with those of shareholders generally;

    4.
    Motivating key officers and employees to achieve long-range performance goals and objectives; and

    5.
    Providing incentive compensation opportunities competitive with those of other similarly sized financial services corporations.

    The Long-Term Retention and Incentive Plan describes the terms pursuant to which the Company planned to issue stock options and restricted stock to key officers and employees. The stock options and restricted stock described in Long-Term Retention and Incentive Plan was reserved for issuance under, and was issued pursuant to, the Company's 2004 Stock Incentive Plan. For 2009, one-year performance goals were established; however, those goals were not met. Generally, the growth rates are set every three years and would have been set for 2010 through 2012 in 2009. However, given the continued strain in the economic environment and the difficulty with establishing reasonable long-term performance goals, the compensation committee has suspended the 2006 Long-term Retention and Incentive Plan, and established a new executive performance plan for 2010 (see below).

    Typically, participants could have received payment under this plan based upon achieving any or all of three tiers relative to EPS and asset growth. The actual issuance of stock options and restricted stock under this plan were first made in 2007 based on 2006 performance.

    In January 2010, there was no restricted stock granted to the named executive officers since the Company did not record earnings of at least what was made in 2009, which resulted in the three year negative CAGR for EPS and positive CAGR asset growth under this compensation plan.

    This plan also contains certain look-back provisions relative to the two performance goals.

    See the Grants of Plan Based Awards table for the estimated targets and the accompanying footnotes.

  •
  2010 Executive Performance Plan—The compensation committee has implemented the 2010 Executive Performance Plan to replace the Long-term Retention and Incentive Plan in order to establish more reasonable goals and objectives in light of the current economic environment while still motivating and retaining the Company's named executive officers and certain other key employees. The four component parts of the plan are:

  1.
  Formula Based Cash Incentive—cash payouts capped at 50% of the opportunity levels previously approved in early 2009 which the Company will accrue and pay out upon achievement of certain goals at threshold, target and maximum levels as further described below;

    2.
    Discretionary Based Cash Incentive—cash payouts on a discretionary basis if financial performance is materially above established goals;

    3.
    Restricted Stock Plan—issuance of shares of restricted stock to be based upon achievement of certain goals at threshold, target and maximum levels to be issued pursuant to the Company's 2004 Stock Incentive Plan; and

    4.
    Discretionary Based Stock Options—issuances of stock options on a discretionary basis pursuant to the Company's 2004 Stock Incentive Plan.

    Performance-Based Goals

    The performance-based plan goals are divided into three categories (with one category further subdivided into three subcategories) with certain weight given to each category or sub-category. Those categories include "Soundness" as it relates to asset quality and bank regulator composite rating, "Profitability" or net income, and "Loan and Deposit Growth".

    Participants under the plan are eligible to receive payouts pursuant to the plan if certain goals are achieved at three levels: threshold, target or maximum.

    The "Soundness" goal is measured based on the following components: receiving a prescribed rating from the principal bank regulator that is at least as high as our most recent rating, maintaining a percentage of non-performing assets of under 3.0% (threshold and target) or 2.8% (maximum), and attaining a level of classified assets under each prescribed level. The "Soundness" goal is currently weighted at 50% of the total opportunity under the performance based plan.

    The "Profitability" goal is achieved by earning the amount that was earned in the prior year, reaching the budgeted amount, or reaching 110% of the budget. This goal is weighted at 25% of the total opportunity under the performance based plan.

    The "Loan and Deposit Growth" goal is achieved by not having any material decline in either loan or deposits during the year. This goal is weighted at 25% of the total opportunity under the performance based plan.

    Formula Based Cash Incentive

    The formula based cash incentive is based upon achievement of goals at threshold, target and maximum levels as shown above. The following table shows the percentages of each participant's base salary that the participant is eligible to receive if the performance-based goals of the Company are achieved at the threshold (55% of maximum opportunity), target (80% of maximum opportunity), or maximum levels.

		2010 Formula Based Cash Incentive Plan
Name	Position	Threshold	Target	Maximum
Achievement of Performance Goals		55.0%	80.0%	100.0%
Robert Hill	CEO	22.0%	32.0%	40.0%
John Pollok	COO	19.3%	28.0%	35.0%
John Windley	President	16.5%	24.0%	30.0%
Tom Camp	President & CEO	16.5%	24.0%	30.0%
Joe Burns	Chief Credit Officer	16.5%	24.0%	30.0%
Donnie Pickett	CFO	16.5%	24.0%	30.0%

    Discretionary Based Cash Incentive

    Participants would only become eligible for the discretionary based cash incentive component if there is a material increase in the Company's net income for 2010. The compensation committee has the discretion to set the level of payouts that each participant would receive.

    Restricted Stock Plan

    Shares of restricted stock will be granted by tier (Tier 1, Tier 2 and Tier 3) based on achievement of one of the threshold, target or maximum levels under the formula based cash incentive component. The following table shows the percentage of the participant's salary that the participant would be eligible to receive in shares of restricted stock pursuant to the Company's 2004 Stock Incentive Plan if the Company achieves the performance-based goals at the opportunity levels listed below. If there is extraordinary performance in 2010, the compensation committee would have the ability to grant beyond the Tier 3 level on a discretionary basis.

		Restricted Stock Opportunities
Name	Position	Threshold Tier 1	Target Tier 2	Max Tier 3	Extraordinary Discretionary
Achievement of Performance Goals		55.0%	80.0%	100.0%	Discretionary
Robert Hill	CEO	43.0%	62.0%	78.0%	Discretionary
John Pollok	COO	25.0%	36.0%	45.0%	Discretionary
John Windley	President	22.0%	32.0%	40.0%	Discretionary
Tom Camp	President & CEO	14.0%	20.0%	25.0%	Discretionary
Joe Burns	Chief Credit Officer	19.0%	28.0%	35.0%	Discretionary
Donnie Pickett	CFO	14.0%	20.0%	25.0%	Discretionary

    Discretionary Based Stock Options

    The Board has the ability to grant stock options pursuant to the Company's 2004 Stock Incentive Plan on a discretionary basis.

    The plan itself will not create any rights on behalf of any officer or employee to receive cash incentives, restricted stock or stock options. Any payouts that could be made pursuant to the plan would be paid before March 15, 2011.

    Stock Based Benefit Plan—The Company, from time to time, also grants stock options to its executive officers. These stock-based incentive awards help align the interests of the Company's executive officers with the interests of the shareholders of the Company by providing economic value directly related to increases in the value of the Company's stock. The number of options granted to executive officers during any given year is based on a number of factors, including job performance, seniority, job responsibilities, company performance as to earnings and growth, the amount of awards made in prior years, and industry information from compensation consultants and published surveys regarding stock-based awards granted to officers employed by comparable companies. Any stock options granted are strictly at the discretion of the board of the Company upon recommendation of the compensation committee. Incentive stock options received in 2010 in recognition of the named executive officer's 2009 contribution are as follows: Mr. Hill, 9,307; Mr. Pollok, 5,426; Mr. Windley, 3,417; Mr. Burns, 3,020; and Mr. Camp, 2,103. Incentive stock options received in 2009 in recognition of the named executive officer's 2008 contribution are as follows: Mr. Hill, 9,016; Mr. Pollok, 5,246; Mr. Windley, 3,304; and Mr. Camp, 2,075.

    See the Grants of Plan Based Awards table of stock option grants by executive during 2009.

 Employee & Executive Benefits

  •
  Employees' Pension Plan—The executives are participants in a noncontributory defined pension plan which covers substantially all employees hired before January 1, 2006 of the Company. Pension benefits are paid based upon age of the employee and years of service. If an executive had attained age 45 and had five or more years of vesting service as of January 1, 2006, the executive is entitled to annual pension benefits beginning at normal retirement age (65) equal to 0.90% of his or her final five-year average annual compensation of each year of service up to a maximum of 35 years, plus 0.65% of his or her final five-year average annual compensation in excess of covered compensation for each year of service up to a maximum of 35 years. Employees who had not attained age 45 or who did not have five years of vesting service as of January 1, 2006 are entitled to annual pension benefits beginning at normal retirement age equal to the sum of (1) and (2) below:

  1.
  Accrued benefit through December 31, 2005

  a.
  0.90% of their final five-year average annual compensation for each year of service up to a maximum of 35 years; plus

  b.
  0.65% of their final five-year average annual compensation in excess of covered compensation for each year of service up to a maximum of 35 years

  2.
  Accrued benefit on and after January 1, 2006

  •
  0.30% of their final five-year average annual compensation for each year of service up to maximum of 35 years; plus

  •
  0.2% of their final five-year average annual compensation in excess of covered compensation for each year of service up to a maximum of 35 years.

    Employees hired on or after January 1, 2006 are not eligible to participate in the plan. Employees rehired after January 1, 2006 who had originally been hired prior to January 1, 2006 are eligible to participate upon their rehire date.

    See the Pension Benefits table and the accompanying footnotes and narrative for more information.

  •
  Employees' Savings Plan-401(k)—The executives are participants in a defined contribution plan which covers all employees of the Company who work twenty or more hours per week and are age twenty-one or older. If a participant had attained the age of 45 and had at least five vesting years of service as of January 1, 2006, the Company contributes 50% of the first 6% of base compensation that a participant contributes to the Plan up to a maximum of 3% of base compensation. For employees who had not attained age of 45, or had less than five vesting years of service as of January 1, 2006, the Company will contribute 100% of the first 6% of base compensation that a participant contributes. For employees hired on or after January 1, 2006, the Company will contribute 100% of the first 6% of base compensation that a participant contributes. Employer contributions may be made from current or accumulated net profits. Contributions are subject to certain limitations.

    The Company provides the employees pension plan and 401(k) plan as part of a compensation arrangement that is designed to provide competitive benefits that help attract and retain qualified executives.

    See the table in footnote 6 of the Summary Compensation Table.

  •
  Supplemental Executive Retirement Plan—The Company provides non-qualified supplemental executive retirement plan (SERP) agreements for its chief executive officer, the other named executive officers, and certain other executives. The Company elects to offer this type of incentive as a way to retain executives over the long term and to provide a partial offset to shortfalls in the percentage of income provided for retirement by its qualified retirement plans.

    At the end of 2008, Mr. Windley and Mr. Camp had SERPs which had been in place prior to the 2008 fiscal year. As of December 31st, 2008, Mr. Hill, Mr. Pollok and Mr. Burns cancelled the SERP agreements and relinquished certain rights and benefits that had been in place for these three executives. On January 22, 2009, each of these three officers received restricted stock grants in lieu of their cash-based SERP agreements. These restricted stock based equity grants are hereinafter referred to as the "Equity SERP." The replacement of the cash-based SERP with the Equity SERP was executed for a number of reasons. First, the use of the Equity SERP for these three officers ensures that the primary focus is on the long-term interests of the shareholders, in addition to ensuring that the officers are motivated to remain with the Company over a long-term period. Unlike the cash-based SERP, the officers are motivated to ensure that our shareholders receive a superior return over a long-term period. The Equity SERP vests over the remaining working years until normal retirement age of each officer much in the same way as the previous cash-based SERP. Second, by utilizing the Equity SERP, the Company will realize considerable accounting savings over the lifetime of the arrangement. Over the lifetime of the arrangements, the Company expects to realize approximately $5.5 million in benefit expense savings compared to the cancelled SERP agreements. Lastly, the Equity SERP concept was targeted to officers with sufficient remaining working life to ensure that present market volatility was not a detriment in taking the Equity SERP approach.

    On November 1, 2006, the Company approved updated or new supplemental executive retirement agreements with the named executive officers and certain other executives.

    See the Pension Benefits table and the accompanying footnotes and narrative for more information.

  •
  Deferred Compensation Plan—The Company has adopted a deferred compensation plan in which executive officers and certain other officers are entitled to participate. The Company offers this plan to help offset limits associated with other forms of tax-deferred benefits and to provide the opportunity for participants to defer income to save for retirement or other future events. Under the plan, directors and executive officers may defer all or a portion of their compensation from the Company, with no matching by the Company of the deferred amounts, and treat these amounts as though they were invested in one or more deemed investment options designated by the plan. Amounts payable under the plan remain general obligations of the Company and are payable by the Company at the future times (or over the periods) designated by plan participants upon their enrollment in the plan and their annual renewal of enrollment. The Company provides neither enhanced returns nor any other amounts above the deemed investment option returns, which may be negative returns.

    See the discussion entitled Deferred Compensation Plan on page 31 for additional information.

  •
  Perquisites—The Company also provides some perquisites for senior management that are not available to all employees. Some examples of these include bank-owned automobiles, club and membership dues and living expense reimbursements related to relocation. The values of these items are presented in the Summary Compensation Table under the heading All Other Compensation. The value attributable to any personal use of bank-owned automobiles is considered compensation to the executive and represents the aggregate incremental cost to the Company associated with that personal use. The Company and the board believe that the use of each of these perquisites is helpful for the proper performance of the named executive officers' duties.

    Discretionary Retention Compensation—Based upon the desire to maintain consistency within the executive management team, the desire to retain these executives, a review of peer group compensation levels, and the Company's performance in very difficult economic and operating environment, the compensation committee and Board of Directors approved a level of discretionary compensation for the named executive officers that was provided to them in 2010 that is designed to enhance retention. The level of compensation was derived after considering the executive's compensation relative to our peer group and the amount of bonus and incentive plan payment that could have been received in recent years but was not due in large part to overall economic conditions. This compensation was structured to encourage retention and paid in the following form:

    •
    One third in a retention cash bonus;

    •
    One third in stock options; and

    •
    One third in restricted stock

    The compensation referenced above was paid during the first quarter of 2010.

    The cash component must be repaid if the executive leaves the Company over the next three years. This compensation is "earned" by the executive over a three-year period. The equity components (stock options and restricted stock) vest over the normal vesting period of these instruments (cliff vesting over four years for the restricted stock and 25% per year over four years for the stock options). The named executive officers received the following retention compensation (subject to vesting as described herein):

Named Executive	Cash	Number of Shares of Restricted Stock	Number of Shares of Stock Options
Robert R. Hill, Jr.	$128,067	3,401	7,994
John C. Pollok	$59,495	1,690	4,023
Joe E. Burns	$33,630	955	2,274
Thomas S. Camp	$35,843	1,018	2,423
John F. Windley	$41,674	1,184	2,818

Employment Agreements

        In 2006, the Company approved employment agreements with each of the named executive officers. The agreements, which were amended and restated in 2008 to address Internal Revenue Code Section 409(a) matters, provide for the following:

  •
  Term of Employment.  Each employment agreement has a term of employment of three years from the effective date of the agreement. On each anniversary date of the effective date of the agreement, the term of the agreement is automatically extended for an additional year unless at least 60 days prior to the anniversary date either party gives the other party written notice of non-renewal.

  •
  Reimbursement of Expenses.  The Company will reimburse the executive all reasonable travel and other business related expenses incurred in performing duties under the agreement.

  •
  Vacation and Sick Leave.  The Company will provide vacation and sick leave to the executive in accordance with policies and procedures established from time to time.

  •
  Employee Benefit Plans.  The executive is entitled to participate in the employee benefit plans presently in effect or as these plans may be modified or added from time to time.

  •
  Incentive Bonus Plans.  The executive is entitled to participate in the incentive bonus plans, applicable to his employment position, in accordance with policies and procedures established from time to time.

  •
  Fringe Benefits.  The Company will reimburse the executive for the cost of attending required meetings and conventions and will cover membership dues to an approved country club. In addition, Mr. Hill, Mr. Pollok, Mr. Camp, and Mr. Windley are provided the use of a bank-owned automobile.

  •
  Termination of Employment.  See the discussion below entitled Potential Payments Upon Termination or Change in Control for a description of the payments that may be due to each executive upon termination of employment.

  •
  Non-compete.  The period of non-compete for the executive runs during the period of employment and for a designated period of time following termination of employment. If the executive is found to violate the covenants contained in the agreement, the non-compete period will be extended for a period equal to the amount of time the executive is found to have been in non-compliance. If Mr. Hill is terminated for cause according to his agreement, the non-compete period will end 12 months, after the date of termination.

        See the discussion entitled "Potential Payments Upon Termination or Change in Control," which provides the amount of compensation each executive would receive under various termination events based upon the employment agreements.

Amendments to Executive Compensation Plans

        On January 16, 2009, the Company sold 64,779 shares of Fixed Rate Cumulative Perpetual Preferred Stock and a warrant to acquire 303,083 shares of common stock to the U.S. Treasury pursuant to the Capital Purchase Program established under the Troubled Asset Relief Program or TARP. As required by the terms of the Capital Purchase Program, our senior executive officers entered into agreements with the Company that provided an omnibus amendment to the executive compensation programs that such officers participate in. The specific amendments included: (1) adding a recovery or "clawback" provision to the Company's incentive compensation programs requiring that senior executive officers return any bonus or incentive compensation award based upon materially inaccurate financial statements or performance metrics; (2) amending the Company's agreements with the senior executive officers so that any future severance payments under such agreements will be limited so that no "golden parachute payments" will be made; and (3) amending each of the Company's compensation, bonus, incentive and other benefit plans, arrangements, and agreements, including the senior executive officers' employment agreements to the extent necessary to give effect to the provisions in (1) and (2) above. These amendments were effective January 16, 2009 and continued to remain in effect for so long as the U.S. Treasury held debt or equity securities issued by the Company under the Capital Purchase Program. On May 20, 2009, the Company redeemed the preferred stock referenced above and exited the Capital Purchase Program. Consequently, these amendments are no longer in effect.

 Selected Other Policies

162(m) Tax Considerations

        The compensation under our compensation programs would generally not be deductible by reason of Section 162(m) if we were to pay an executive a taxable amount in excess of $1 million. In order to accomplish the objectives described herein with respect to our compensation programs, we believe that the benefits of providing our compensation programs outweigh the possible loss of potential tax-deductions.

Overall Compensation Approach—Building Blocks

        The Company considers all elements of compensation as essential building blocks for a well-rounded plan. The compensation committee used a total compensation approach in determining executive compensation. The following is a summary of the different elements:

  •
  Considered the performance needed to attain the highest levels of compensation the committee deemed necessary to attract and retain qualified executive officers.

  •
  Determined the allocation percentages of cash and equity incentives based on the Company's short and long-term objectives. Using this approach created different levels of performance incentives and allowed executives an opportunity to earn top tier compensation, relative to peer group, if they achieved performance criteria intended to build value for shareholders.

  •
  The base salary was used as a foundation.

  •
  The cash incentives provided short-term performance goals that are aligned with the Company's intention to reward its executive officers for attaining and/or surpassing budgeted annual (short-term) goals.

  •
  The equity incentives were used to further align the executives' interests with those of the shareholders through increased ownership in the Company. This incentive also helps attract and retain key employees.

  •
  The Deferred Compensation Plan and the Supplemental Executive Retirement Plan help to partially offset shortfalls in retirement income from qualified plans and are significant tools used to retain key employees.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402 (b) of Regulation S-K with management and, based on such review and discussions, has recommended to the board of directors that the Compensation Discussion and Analysis be included in the Company's 2010 Proxy Statement and be incorporated by reference into the Company's 2009 Annual Report on Form 10-K.

        The Compensation Committee certifies that it has reviewed with the Company's senior risk officer the senior executive officer incentive compensation arrangements and has made reasonable efforts to ensure that such arrangements do not encourage senior executive officers to take unnecessary or excessive risks that threaten the value of the Company.

        This report is provided by the following independent directors, who comprise the committee:

Susie H. VanHuss, Chair
M. Oswald Fogle
Harry M. Mims, Jr.
Alton C. Phillips
James W. Roquemore

 SUMMARY COMPENSATION TABLE

        The following table summarizes for the fiscal years ended December 31, 2009, 2008 and 2007, the current and long-term compensation for the Chief Executive Officer, the Chief Financial Officer and the three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer. Each component of compensation is discussed in further detail in the footnotes following the table.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
Robert R. Hill, Jr.	2009	$408,000	$—	$848,605	$88,068	$—	$6,691	$39,618	$1,390,982
President and	2008	400,000	—	190,639	79,672	—	60,564	31,256	762,131
Chief Executive Officer	2007	330,000	—	237,824	81,521	128,304	47,625	28,034	853,308
John C. Pollok(7)	2009	261,120	—	779,266	51,243	—	5,590	27,624	1,124,843
Senior Executive Vice President,	2008	256,000	—	73,334	36,213	—	59,683	22,553	447,783
Chief Operating Officer	2007	228,461	—	69,874	37,976	86,940	46,867	24,710	494,828
Joe E. Burns	2009	193,800	—	390,998	28,523	—	13,885	19,733	646,938
Senior Executive Vice President,	2008	190,000	—	45,334	28,807	—	46,193	11,858	322,192
and Chief Risk Officer	2007	175,000	—	41,727	26,867	56,700	36,412	11,989	348,695
Thomas S. Camp	2009	206,550	—	99,996	20,269	—	65,728	8,327	400,870
President and CEO of South	2008	202,500	—	35,586	21,121	—	64,456	12,571	336,234
Carolina Bank and Trust of	2007	192,500	—	41,727	19,540	62,370	19,268	12,099	347,504
the Piedmont
John F. Windley	2009	219,300	—	—	32,273	—	42,229	4,628	298,430
President of SCBT, N.A.	2008	215,000	—	60,712	33,748	—	31,234	17,966	358,660
	2007	205,000	—	51,083	33,345	66,420	16,553	23,858	396,259
Donald E. Pickett(7)	2009	—	—	—	—	—	—	—	—
Executive Vice President and	2008	—	—	—	—	—	—	—	—
Chief Financial Officer	2007	—	—	—	—	—	—	—	—
(1)
Consists of total salary compensation, including all amounts that have been deferred at the officers' election. The named executive offers did not elect to defer compensation during 2009.

(2)
From time to time, the Company has awarded shares of restricted stock to its executive officers. The Company awarded 30,780 shares of restricted stock to Mr. Hill, 28,265 shares of restricted stock to Mr. Pollok, and 10,555 shares of restricted stock to Mr. Burns during 2009 to replace the cash-based SERP agreements which vest on December 31 of each year with final vesting at the end of the month in which the executive reaches his retirement age of 60 years old (see table "Grants of Plan Based Awards" for additional information). The Company awarded 3,627 shares of restricted stock to both Messrs. Camp and Burns that cliff vest at 100% on the seventh anniversary of the award, subject to the continued employment of the officer. The shares of restricted stock the Company awarded to the named executive officers during 2008 and 2007 cliff vest at 100% on the fourth anniversary of the award, subject to the continued employment of the officer. An officer's interest in any non-vested shares will fully vest if there is a change in control of the Company or the officer dies while employed by the Company. Each officer generally has the right to vote restricted shares and to receive dividends paid on the shares prior to vesting. The market value of the shares is determined by the closing market price of the Company's Common Stock on the date of grant of stock awards. The value of the restricted stock grants shown above equals the grant date fair value in accordance with FASB ASC Topic 718. See discussion of assumptions used in the valuation of the stock awards in Note 18, "Share-based Compensation" in the Company's Annual Report on Form 10-K for the year ended December 31, 2009.

(3)
The value of the stock option awards shown above equals the grant date fair value in accordance with FASB ASC Topic 718. See discussion of assumptions used in the valuation of option awards in Note 18, "Share-based Compensation" in the Company's Annual Report on Form 10-K for the year ended December 31, 2009.

(4)
Reflects the dollar value of all amounts earned during the fiscal year pursuant to performance-based non-equity incentive plans.

(5)
Includes the change in pension value and the Supplemental Executive Retirement Plan ("SERP") accrual as follows: Mr. Hill, $5,682 pension; Mr. Pollok, $5,590 pension; Mr. Burns, $12,438 pension; Mr. Camp, $18,825 pension and $46,903 SERP; and Mr. Windley, $7,245 pension and $26,305 SERP. It also includes for 2009 and 2007 the portion of income earned during the fiscal year in the nonqualified deferred compensation plan exceeding 120% of the applicable long-term federal rate ("AFR"). During 2008, nonqualified deferred compensation plan balances experienced an unrealized loss; therefore, there was no income exceeding 120% of the applicable long-term federal rate ("AFR").

(6)
The following table provides all other compensation:

Name	Matching Contributions to Employee Savings Plan	Life Insurance and Long-term Disability Premium	Dividends on Unvested Restricted Stock	Memberships	Imputed Taxable Value of Vehicles	Total
Robert R. Hill, Jr.	$6,120	$1,548	$30,247	$—	$1,703	$39,618
John C. Pollok	653	1,548	22,457	—	2,966	27,624
Joe E. Burns	242	1,378	11,956	1,644	4,513	19,733
Thomas S. Camp	1,549	1,433	3,760	—	1,585	8,327
John F. Windley	—	1,488	2,485	—	655	4,628
(7)
Beginning January 4, 2010, Donald E. Pickett assumed the Chief Financial Officer responsibilities from John C. Pollok, who has served in this capacity since February 15, 2007. Mr. Pollok served during this time as both the company's COO and CFO.

GRANTS OF PLAN BASED AWARDS

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Options Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Options Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Options Awards ($) (5)
		Approval of Award Date
Name	Grant Date		Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)
Robert R. Hill, Jr.	1/22/09	1/22/09							—	9,016	$27.57	$88,068
	1/22/09	12/31/08							30,780			848,605
	n/a	n/a	—	146,880	161,568	2,172	2,172	5,923
John C. Pollok	1/22/09	1/22/09							—	5,246	27.57	51,243
	1/22/09	12/31/08							28,265			779,266
	n/a	n/a	—	91,392	100,531	842	842	2,106
Joe E. Burns	1/22/09	1/22/09							—	2,920	27.57	28,523
	1/22/09	1/22/09							3,627			99,996
	1/22/09	12/31/08							10,555			291,001
	n/a	n/a	—	58,140	63,954	625	625	938
Thomas S. Camp	1/22/09	1/22/09							—	2,075	27.57	20,269
	1/22/09	1/22/09							3,627	—	—	99,996
	n/a	n/a	—	61,965	68,162	333	333	999
John F. Windley	1/22/09	1/22/09							—	3,304	27.57	32,273
	n/a	n/a	—	65,790	72,369	707	707	1,415
(1)
These amounts represent ranges of the possible performance-based cash bonuses that could have been paid in 2010 based on 2009 results pursuant to the Short-Term Cash Incentive Program. The actual bonuses paid are displayed under Non-Equity Incentive Plan Compensation within the Summary Compensation Table. The threshold amount is zero, as this is the minimum payout that can occur under the program. The incentive target level is determined as the aggregate dollar amount derived from the executive officers' target bonuses expressed as a percent of annual salary. This target percentage is currently 36% for Robert R. Hill, Jr., 35% for John C. Pollok and 30% for all other named executive officers. The maximum incentive is 110% of the incentive target level (i.e., 39.6% for Mr. Hill, 38.5% for Mr. Pollok and 33% for all other named executive officers). Non-equity incentives were not paid in 2010 for 2009 performance. The Short-Term Cash Incentive Program is further described in the section entitled Compensation Discussion and Analysis.

(2)
These amounts were the possible equity payouts in 2010 for performance in 2009 pursuant to grants of restricted stock and the Long-Term Retention and Incentive Plan. The actual amounts awarded were previously described on pages 19 and 20 in the Long-Term Retention and Incentive Plan section under Compensation Discussion and Analysis. The values of these awards are not included in the Summary Compensation Table because they would be granted by the Company in 2010. Although the programs have not traditionally specified award levels as percentage of salary payouts, the compensation committee determined the ranges. The Long-Term Retention Plan uses two performance goals, EPS growth and asset growth. Restricted stock is granted by tier (Tier 1, Tier 2 or Tier 3) based on achieving any or all three tiers' performance growth measures. Both the minimum threshold and target payout displayed above represent the Tier 1 level, with the maximum payout representing Tier 3. There was no restricted stock awarded in 2010 for 2009 performance. The Long-Term Retention and Incentive Plan are further explained in the Compensation Discussion and Analysis section of this Proxy Statement.

(3)
Stock award shares granted in 2009 (as equity incentive plan awards earned in 2008) cliff vest at 100% after 4 years. Stock award shares granted to Mr. Hill, Mr. Pollok and Mr. Burns on January 22, 2009 as equity to replace the cash-based SERP agreements vest on December 31 of each year with final vesting at the end of the month in which the executive reaches his retirement age of 60 years old (final vesting on October 31, 2026 for Mr. Hill, October 31, 2025 for Mr. Pollok and August 31, 2019 for Mr. Burns). On January 22, 2009, Mr. Camp and Mr. Windley were granted discretionary restricted stock awards that cliff vest at 100% after 7 years. These stock awards were granted to Mr. Camp, president of South Carolina Bank and Trust of the Piedmont, a division of SCBT, N.A., and Mr. Windley, president of SCBT, N.A., for the performance of their leadership over the past several years and for the purpose of retaining them as a key officers of the Company.

(4)
The exercise or base price of options and stock awards is established as the closing market price of the Company's Common Stock on the grant date.

(5)
This amount represents the fair market value of all restricted stock and option awards made during the fiscal year 2009. The fair market value for stock awards is based on the closing market price of the stock on the date of grant. The fair value of options is estimated at the date of grant using the Black-Scholes option pricing model. The fair value for the options issued on January 22, 2009 was $9.77 per share. The following assumptions were used in valuing options issued:

Assumptions
Dividend yield	2.47%
Expected life	6 years
Expected volatility	45%
Risk-free interest rate	1.82%

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Options Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert R. Hill, Jr.	4,961	—		$22.13	1/3/2013	42,755	$1,183,886
	6,615	—		27.22	1/2/2014
	6,765	—		31.97	1/31/2015
	5,475	1,825 (4)		31.83	1/6/2016
	4,380	4,381 (5)		39.74	1/2/2017
	1,850	5,551 (6)		31.50	1/2/2018
	—	9,016 (7)		27.57	1/22/2019
John C. Pollok	4,410	—		$22.13	1/3/2013	31,347	$867,998
	5,513	—		27.22	1/2/2014
	3,937	—		31.97	1/31/2015
	2,953	984 (4)		31.83	1/6/2016
	2,040	2,041 (5)		39.74	1/2/2017
	841	2,523 (6)		31.50	1/2/2018
	—	5,246 (7)		27.57	1/22/2019
Joe E. Burns	4,410	—		$27.22	1/2/2014	16,592	$459,432
	2,625	—		31.97	1/31/2015
	2,165	722 (4)		31.83	1/6/2016
	1,443	1,444 (5)		39.74	1/2/2017
	669	2,007 (6)		31.50	1/2/2018
	—	2,920 (7)		27.57	1/22/2019
Thomas S. Camp	4,851	—		$15.91	1/2/2012	5,528	$153,070
	4,410	—		22.13	1/3/2013
	4,410	—		27.22	1/2/2014
	2,100	—		31.97	1/31/2015
	1,575	525 (4)		31.83	1/6/2016
	1,050	1,050 (5)		39.74	1/2/2017
	490	1,472 (6)		31.50	1/2/2018
	—	2,075 (7)		27.57	1/22/2019
John F. Windley	4,851	—		$18.14	2/7/2012	3,654	$101,179
	1,654	—		22.13	1/3/2013
	2,205	—		27.22	1/2/2014
	1,575	—		31.97	1/31/2015
	1,575	525 (4)		31.83	1/6/2016
	1,791	1,793 (5)		39.74	1/2/2017
	783	2,352 (6)		31.50	1/2/2018
	—	3,304 (7)		27.57	1/22/2019

All options listed above vest at a rate of 25% per year over the first four years of a 10-year option term.

(1)
Figures shown represent the total number of shares subject to unexercised options held by the named executive officers at year-end 2009. Also displayed is the number of shares subject to options that were exercisable (vested) and unexercisable (unvested) at year-end 2009. The number of options granted and the options exercise price have been adjusted to reflect all applicable stock dividends.

(2)
The number of shares of restricted stock granted has been adjusted to reflect all applicable stock dividends.

(3)
Market value is based on a closing price of $27.69 as of December 31, 2010, the last business day of the fiscal year.

(4)
Option awards vest at a rate of 25% per year with a remaining vesting date of 1/6/2010.

(5)
Options awards vest at a rate of 25% per year with remaining vesting dates of 1/2/2010 and 1/2/2011.

(6)
Option awards vest at a rate of 25% per year with remaining vesting dates of 1/2/2010, 1/2/2011 and 1/2/2012.

(7)
Option awards vest at a rate of 25% per year with remaining vesting dates of 1/22/2010, 1/22/2011, 1/22/2012 and 1/22/2013.

(8)
The stock awards that have not vested comprise the following grants and vesting periods: The January 3, 2006 and January 2, 2007 grants vest 25% over four years. The January 2, 2003 grants vest 25% in year 3, 25% in year 5, and 50% in year 7. January 18, 2007 and January 17, 2008 grants cliff vest 100% in year 4. The January 22, 2009 grant to Mr. Hill, Mr. Pollok and Mr. Burns vests on December 31 of each year with final vesting at the end of the month in which the executive reaches his retirement age of 60 years old. See the discussion under "Supplemental Executive Retirement Plan" for more detail. A grant on January 22, 2009 to Mr. Camp and Mr. Burns cliff vests 100% in year 7.

 OPTIONS EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exerciese ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized On Vesting ($) (3)
Robert R. Hill, Jr.	—	$—	3,599	$159,112
John C. Pollok	9,702	119,784	4,456	131,287
Joe E. Burns	—	—	2,318	69,771
Thomas S. Camp	—	—	3,039	92,330
John F. Windley	—	—	307	10,410

(1)
Value realized is based on the difference between the closing price on the date of exercise and the options exercise price.

(2)
Reflects the vested shares that were received pursuant to the stock based benefit plan by each named executive officer that in the case of these awards either, (1) vest at 25% per year over a period of four years, (2) vest at 25% in year 3, 25% in year 5 and 50% in year 7 and (3) vest on December 31 of each year with final vesting at the end of the month in which Mr. Hill, Mr. Pollok and Mr. Burns reaches his retirement age of 60 years old. See the discussion under "Supplemental Executive Retirement Plan" for more detail.

(3)
Value realized is based on the market value of the underlying shares on the vesting date.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefits ($) (2)	Payments During Last Fiscal Year ($)
Robert R. Hill, Jr.	Defined Benefit Pension Plan	14	$79,736	$—
John C. Pollok	Defined Benefit Pension Plan	14	77,603	—
Joe E. Burns	Defined Benefit Pension Plan	9	111,263	—
Thomas S. Camp	Defined Benefit Pension Plan	11	183,251	—
	Supplemental Executive Retirement Plan	7	209,664	—
John F. Windley	Defined Benefit Pension Plan	8	81,054	—
	Supplemental Executive Retirement Plan	3	66,390	—

(1)
Number of years credited service for the Defined Benefit Pension Plan equals the actual years of service for each named executive officer. Mr. Camp and Mr. Windley entered into the SERP on January 2, 2003 and their number of years credited service began on that date.

(2)
Pension plan amounts reflect the present value of the accumulated benefit at December 31, 2009. See Note 16 of the Company's financial statements included in Form 10-K for the assumptions used for the defined benefit plan. SERP amounts represent the current aggregate liability carried on the Company's books for each of the named executive officers. Mr. Hill and Mr. Pollok were notified on December 30, 2008 that their SERP agreements were terminated effective December 31, 2009. The balance of accrued benefits owed was paid in January 2009. See "Supplemental Executive Retirement Plan" for further reference.

        The Defined Benefit Pension Plan is described in Compensation Discussion and Analysis—Employee & Executive Benefits—Employee's Pension Plan.

 Supplemental Executive Retirement Plan

        On December 30, 2008, SCBT, N.A. (the "Bank"), the wholly-owned operating subsidiary of the Company, amended its SERP agreements by and between the Bank and Robert R. Hill, Jr., John C. Pollok and Joe E. Burns, each individually, to allow for a payout of the accrued account balances immediately (or within 30 days) upon termination of the agreements. Effective December 31, 2009, these agreements for these executives were terminated and the balance of accrued benefits owed under these agreements was paid in January 2009. As described in the Compensation Discussion & Analysis, on January 22, 2009, the Company replaced these agreements with an Equity SERP which was represented by grants of restricted stock which are intended to provide similar economic benefit to the executives and more closely align the interests of these executives with the long-term profitability of the Company and its shareholders. Each restricted stock grant vests on December 31 of each year with final vesting at the end of the month in which the executive reaches his retirement age of 60 years old. Mr. Hill was granted 30,780 shares of restricted stock with final vesting on October 31, 2026. Mr. Pollok was granted 28,265 shares of restricted stock with final vesting on October 31, 2025. Mr. Burns was granted 10,555 shares of restricted stock with final vesting on August 31, 2010. The fair value per share of the stock granted was $27.57 on January 22, 2009.

        On December 31, 2008, the Company amended the SERP agreements by and between the Bank and Thomas S. Camp and John F. Windley, each individually, each previously dated on or about November 1, 2006. These agreements were amended to cause the executive's right to certain payments to vest upon the occurrence of a change of control of the Company regardless of whether the executive's employment is terminated. Prior to the amendment, any termination of employment other than for death, whether voluntary or involuntary, following a change of control of the Company would have resulted in the executive's right to certain payments becoming vested under the SERP agreements. These amendments were made to ensure compliance with the regulations issued pursuant to Internal Revenue Code Section 409A.

        As of December 31, 2009, the SERP agreements provide for a supplemental executive retirement benefit payout under one of four scenarios: normal retirement, early termination, disability, and change in control. An early retirement benefit, as a fifth scenario, is provided for Mr. Camp and Mr. Windley.

Normal and Early Retirement Benefit

        The following table provides the normal retirement age, reduced benefit retirement age (if applicable), base benefit amount, and payout period:

Name	Normal Retirement Age	Early Retirement Age	Base Benefit Amount	Payout Period in Years
John F. Windley	65	n/a	$50,000	15
Thomas S. Camp	65	62	50,000	20

        The exact amount of benefits would be generally determined by reference to the number of calendar years after 2002 in which the Company satisfied specified performance measures, namely that the Company's net income after taxes and the book value of its total assets grew annually by at least 6% and 7%, respectively. If the named executive officers had retired at normal retirement age as of December 31, 2009, they would have been entitled to 50% of their maximum annual retirement benefit based on this performance measure, except for Mr. Windley who would be entitled to 10%. A smaller annual benefit, payable over the 20-year period (or 15 years for Mr. Windley) after the executive attains his normal retirement age, will become payable if the employment of any of these officers is terminated prior to attaining retirement age for any reason other than death or for cause.

        Early retirement may be provided for Mr. Camp with a benefit distribution period of 20 years. The annual benefit is equal to 100% of the then-current benefit level, determined as of the end of the plan year immediately preceding the executive's early retirement, multiplied by the applicable performance ratio.

Benefit at Death

        If an executive dies, the Company will be required to pay his beneficiary a lump sum death benefit plus annual payments as presented below:

Name	Normal Retirement Age	Early Retirement Age	Base Benefit Amount
John F. Windley	65	n/a	$50,000
Thomas S. Camp	65	62	50,000

Noncompetition

        The named executive officers will forfeit their retirement benefits under the SERP if they compete with the Company during an applicable noncompetition period. The noncompetition periods are as follows:

  •
  18 months for Mr. Windley and

  •
  18 months for Mr. Camp.

The Company's obligations under the agreements are general unsecured obligations of the Company, although the agreements require the Company to establish a grantor ("rabbi") trust for such benefits following a change in control.

DEFERRED COMPENSATION PLAN

        The Company has adopted a deferred compensation plan in which selected members of senior management, including executive officers, and/or other highly compensated employees, have the opportunity to elect to defer current compensation for retirement income or other future financial needs. Only eligible employees, as approved by the compensation committee of the Board of Directors, may participate in the plan. Each year participants can choose to have portions of their compensation for the upcoming year deferred by a certain whole percentage amount ranging between 5% and 100%. Deferrals are recorded in a bookkeeping account which is adjusted to reflect hypothetical investment earnings and losses of investment funds selected by the plan participant among those offered pursuant to the plan. Payments made under the plan will be made from the general assets of SCBT, N.A, and will be subject to claims of its creditors. Amounts payable under the plan are payable at the future times (or over the periods) designated by plan participants upon their enrollment in the plan and their annual renewal of enrollment.

        The investment options available to an executive under the deferred compensation plan are listed below along with their annual rate of return for the calendar year ended December 31, 2009, 2008 and

2007, as reported by the administrator of the deferred compensation plan. The rates assume that 100% of the participant's contribution was deferred as of the first business day of 2009.

	Rates of Return
Name of Fund	2009	2008	2007
Mainstay Variable Product Cash Management	0.00%	1.90%	4.56%
Fidelity Investment Grade Bond	15.43%	-4.09%	3.76%
Mainstay Variable Product S&P 500 Index	25.95%	-36.26%	5.09%
Fidelity Variable Product Mid-Cap	39.74%	-39.34%	16.21%

        The table below summarizes the amounts in each named executive officer's deferred compensation savings plan:

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Robert R. Hill, Jr.	$—	$—	$1,191	$—	$4,814
John C. Pollok	—	—	—	—	—
Joe E. Burns	—	—	1,700	—	6,735
Thomas S. Camp	—	—	—	—	—
John F. Windley	—	—	10,230	—	41,134

(1)
Includes the total compensation to the above named executive officers for which payment was deferred in 2009. These amounts also comprise part of the amounts in the Salary column of the Summary Compensation Table.

(2)
Includes total loss in 2009 on the aggregate balance in the named executive officer's deferred compensation plan.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to named executive officers of the Company in the event of a termination of employment or a change in control of the Company. Each employment agreement has a term of employment of three years from the effective date of the agreement. On each anniversary date of the effective date of the agreement, the term of the agreement is automatically extended for an additional year unless at 60 days prior to the anniversary date either party gives the other party written notice of non-renewal. The amounts of total compensation payable to each named executive officer upon voluntary termination without good reason, voluntary termination for good reason, termination by Company without cause, termination by Company for cause, normal retirement, early retirement, termination due to disability, termination due to death and termination associated with a change in control are shown in the tables below. The amounts assume that such termination was effective as of December 31, 2009 (the last day of the fiscal year), and thus include amounts earned through such time and are estimates of the amounts that would have been paid out to the executives upon their termination as of such date. The actual amounts to be paid out can only be determined at the time of such executive's separation from the Company.

        For purposes of each named executive officer's employment agreement, the terms "good reason," "cause," "disability," "change of control" and "total compensation" are defined below:

  (a)
  "Good reason" means, without Employee's written consent, the occurrence of any of the following circumstances unless such circumstances are fully corrected within 30 days after Employee notifies the Company in writing of the existence of such circumstances as hereinafter provided:

  i.
  the assignment to Employee of any duties, functions or responsibilities other than those contemplated by the employment agreement or materially inconsistent with the position with the Company that Employee held immediately prior to the assignment of such duties or responsibilities or any adverse alteration in the nature or status of Employee's responsibilities or the condition of Employee's employment from those contemplated in the employment agreement;

  ii.
  a reduction by the Company in Employee's total compensation or as it may be increased from time to time, except for across-the-board salary reductions similarly affecting all management personnel of the Company;

  iii.
  the relocation of the Company's headquarters to a location more than fifty miles from its current location in Columbia, South Carolina, or the Company's requiring Employee to be based anywhere other than the Company's offices at such location, except for required travel on Company business;

  iv.
  the failure by the Company to pay Employee any portion of Employee's compensation within the time guidelines established pursuant to standard Company policies, or any other material breach by the Company of any other material provision of the employment agreement; or

  v.
  the giving of notice by the Company of non-renewal of the employment agreement.

  (b)
  "Cause" generally means: (A) the repeated failure of Employee to perform his responsibilities and duties; (B) the commission of an act by Employee constituting dishonesty or fraud against the Company or the Bank; (C) being charged with a felony; (D) habitual absenteeism; (E) Employee is determined to have been on the job while under the influence of alcohol, unauthorized or illegal drugs, prescription drugs that have not been prescribed for the Employee, or other substances that have the potential to impair the Employee's judgment or performance; (F) the commission of an act by Employee involving gross negligence or moral turpitude that brings the Company or any of its affiliates into public disrepute or disgrace or causes material harm to the customer relations, operations or business prospects of the Company or its affiliates; (G) bringing firearms or weapons into the workplace; (H) the Employee's failure to comply with policies, standards, and regulations of Company; (I) the Employee's engagement in conduct which is in material contravention of any federal, state or local law or ordinance other than a minor offense which does not reflect or impact upon the Employer or Bank; (J) the Employee's engagement in conduct which is unbecoming to or inconsistent with the duties and responsibilities of a member of management of the Employer; or (K) the Employee engaging in sexual or other form of illegal harassment.

  (c)
  "Disability" means disability suffered by Employee for a continuous period of at least three months or any impairment of mind or body that is likely to result in a disability of Employee for more than six months during any twelve-month period.

  (d)
  "Change of Control" means the occurrence of one of the following:

  i.
  A change in ownership of the Company occurs on the date that any one person, or more than one person acting as a group (as determined in Paragraph (i)(5)(v)(B) of Treasury Regulation Section 1.409A-3), acquires ownership of more than 50% of the total fair market value or total voting power of the Company or Bank other than (A) with respect to the Bank, the Company (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) employee or a group of persons including Employee, and (D) an underwriter or group of underwriters owning shares of common voting stock in connection with a bona fide public offering of such shares and the sale of such shares to the public;

  ii.
  A change in the effective control of the Company occurs on the date that (a) a person, or more than one person acting as a group (as determined in Paragraph (i)(5)(v)(B) of Treasury Regulation Section 1.409A-3), acquires ownership (or having acquired during the 12-month period ending on the date of his most recent acquisition) of 30% or more of the total voting power of the stock of the Company or Bank, or (b) a majority of the members of the Company's board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company's board of directors prior to the date of appointment or election, provided that the Company is a corporation for which there is no majority shareholder.

  iii.
  A change in the ownership of a substantial portion of the Company's assets occurs on the date that any one person, or more than one person acting as a group (as determined in Paragraph (i)(5)(v)(B) of Treasury Regulation Section 1.409A-3), acquires (or having acquired during the 12-month period ending on the date of his most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition. For purposes of this provision, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

        This definition of Change in Control is intended to fully comply with the definition of a change in control event as set forth in Treasury Regulation Section 1.409A-3(i)(5).

  (e)
  "Total Compensation" for each named executive officer includes the employee's base salary, the greater of the employee's annual bonus for the fiscal year preceding the year in which the executive's employment terminates or the average bonus for the five years preceding the year of termination and the amount the Company contributes toward the employee's health and dental insurance premiums. For Mr. Hill, total compensation also includes the value associated with the personal use of a company-owned automobile and reimbursement for country club dues and other such dues and fees as may be approved by the board.

        The following table outlines certain differences between each agreement:

Name	Base Salary	Change in Control Payout Multiple	Noncompete Period (Months)
Robert R. Hill, Jr.	$408,000	.99 times	24
John C. Pollok	$261,120	2.5 times	24
John F. Windley	$219,300	2 times	18
Thomas S. Camp	$206,550	3 times	18
Joe E. Burns	$193,800	2 times	12

        Mr. Hill is the only named executive officer entitled to receive compensation for his noncompete agreement with the Company. His noncompete agreement is set for a 24 month period starting on the termination date. He would be entitled to two years of his Total Compensation package, as defined in the Total Compensation definition (Item e) above, paid in two equal lump sums, the first at time of termination and the second on the first anniversary of termination. Should he violate any of the covenants listed in the noncompetition agreement, no payments that are still due will be paid and the Company has the right to secure an injunction for damages to recover any previous payments made under the agreement.

        On December 30, 2008, SCBT, N.A. (the "Bank"), the wholly-owned operating subsidiary of the Company, amended its SERP agreements by and between the Bank and Robert R. Hill, Jr., John C. Pollok and Joe E. Burns, each individually, to allow for a payout of the accrued account balances immediately upon termination of the agreements. Effective December 31, 2008, these agreements between the executives were terminated and the balance of accrued benefits owed under these agreements was paid in January 2009. On January 22, 2009, the Company replaced these agreements with an equity based retirement benefit represented by grants of restricted stock. The grants are intended to provide similar economic benefit to the executives and more closely align the interests of these executives with the long-term profitability of the Bank, the Company and its shareholders. Each restricted stock grant vests on December 31 of each year with final vesting at the end of the month in which the executive reaches his retirement age of 60 years old. Mr. Hill was granted 30,780 shares of restricted stock with final vesting on October 31, 2026. Mr. Pollok was granted 28,265 shares of restricted stock with final vesting on October 31, 2025. Mr. Burns was granted 10,555 shares of restricted stock with final vesting on August 31, 2019. The fair value per share of the stock granted was $27.57 on January 22, 2009.

        On December 31, 2008, the Company amended the SERP agreements by and between the Bank and Thomas S. Camp and John F. Windley, each individually, each previously dated on or about November 1, 2006. These agreements were amended to cause the executive's right to certain payments to vest upon the occurrence of a change of control of the Company regardless of whether the executive's employment is terminated. Prior to the amendment, any termination of employment other than for death, whether voluntary or involuntary, following a change of control of the Company would have resulted in the executive's right to certain payments becoming vested under the SERP agreements. These amendments were made to ensure compliance with the regulations issued pursuant to Internal Revenue Code Section 409A.

        Although benefits under the SERP arrangements are defined for retirement and early retirement, we do not present these payout estimates in the following tables. None of the named executive officers would be eligible to receive such payments due to the age of the officers on December 31, 2009. The earliest an early retirement benefit could be provided to any of the current named executive officers would be in early 2012.

        The following tables provide the potential payments upon termination for all relevant scenarios as of December 31, 2009.

Robert R. Hill, Jr.

        The following table describes the potential payments upon termination for various reasons for Robert R. Hill, Jr., the Company's Chief Executive Officer.

Compensation and/or Benefits Payable Upon Termination	Voluntary Termination by Employee Without Good Reason (1)	Voluntary Termination by Employee for Good Reason (not CIC related) (2)	Involuntary Termination by Company w/out Cause (2)	Involuntary Termination by Company For Cause (3)	Termination in the Event of Disability (4)	Termination in the Event of Death (5)	Qualifying Termination Following a Change in Control (6)
Robert R. Hill, Jr.
Compensation
Cash Severance	$0	$408,000	$408,000	$0	$408,000	$408,000	$472,363
Noncompete Payments	$954,269	$954,269	$954,269	$0	$0	$0	$954,269
Intrinsic Value of Unvested Stock Options	$0	$0	$0	$0	$0	$0	$0
Intrinsic Value of Unvested Restricted Stock	$0	$0	$0	$0	$0	$377,598	$377,598

Benefits & Perquisites
Equity Based Retirement Benefit(7)	$0	$0	$0	$0	$800,728	$800,728	$800,728
Medical & Dental Insurance	$13,177	$19,765	$19,765	$0	$6,588	$13,177	$19,700
Company Car and Club Dues	$3,405	$5,108	$5,108	$0	$1,703	$1,703	$5,091

Total Benefit	$970,851	$1,387,142	$1,387,142	$0	$1,217,019	$1,601,206	$2,629,749

(1)
The Executive is entitled to Base Salary through the date of termination and payment of Total Compensation for noncompetition for two years. Total compensation consists of base salary, the greater of the average prior five year bonuses or the last year prior bonus, annual medical & dental benefits, and club memberships, auto allowance, and the expense of attending conferences/meetings in the past 12 months.

(2)
The Company shall continue to pay to the Executive his Total Compensation for a period of 12 months in accordance with the Company's customary payroll practices. The Executive will also receive payment for noncompetition.

(3)
The Company shall have no further obligation to the Executive. The noncompetition agreement will be in force for a period of 12 months with no payments due to the Executive.

(4)
The Company shall continue to pay to the Executive his Total Compensation for a period of 12 equal monthly installments or in a lump sum as determined by the board.

(5)
The Company will pay to the beneficiary of the Executive an amount equal to 12 months' Total Compensation in equal monthly installments or in a lump sum as determined by the board. Restricted Stock Awards are fully accelerated based on 100% of remaining non-vested shares with a market price of $27.56 as of December 31, 2009. Vesting provisions for awards provided under the equity based retirement benefit will accelerate upon disability, death and a change in control. Vesting provisions for awards provided under the 1999 and 2004 equity plan, as well as the 2006 Long-term Incentive plan, will accelerate vesting upon death and a change in control.

(6)
The Company (or its successors) shall pay in one lump sum to the Executive, or his beneficiary in the event of his subsequent death, an amount equal to .99 times Executive's Total Compensation (Change in Control Payment) in effect at the date of termination of employment. In addition, the Executive will also be paid under his noncompetition agreement. Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. All unvested stock options as of December 31, 2009 were underwater and had no intrinsic value. The value of Restricted Stock Awards is based on the current market price of $27.56 as of December 31, 2009.

(7)
Mr. Hill's SERP agreement was terminated effective December 31, 2008. He was paid the balance of accrued benefits owed under the agreement in January 2009. The Company replaced the SERP agreement with a grant of restricted stock which would be intended to provide similar economic benefit to Mr. Hill and more closely align his interests with the long-term profitability of the Company and its shareholders.

John C. Pollok

        The following table describes the potential payments upon termination for various reasons for John C. Pollok, the Company's Chief Operating Officer.

Compensation and/or Benefits Payable Upon Termination	Voluntary Termination by Employee Without Good Reason (1)	Involuntary Termination by Company w/out Cause (2)	Involuntary Termination by Company For Cause (1)	Termination in the Event of Disability (3)	Termination in the Event of Death (3)	Qualifying Termination Following a Change in Control (4)
John C. Pollok
Compensation
Cash Severance	$0	$130,560	$0	$0	$0	$772,164
Intrinsic Value of Unvested Stock Options	$0	$0	$0	$0	$0	$0
Intrinsic Value of Unvested Restricted Stock	$0	$0	$0	$0	$131,176	$131,176

Benefits & Perquisites
Equity Based Retirement Benefit(6)	$0	$0	$0	$732,713	$732,713	$732,713
Medical & Dental Insurance	$0	$3,294	$0	$0	$0	$16,471
Tax Gross Up(5)	$0	$0	$0	$0	$0	$503,026

Total Benefit	$0	$133,854	$0	$732,713	$863,889	$2,155,550

(1)
The Company shall have no further obligation to the Executive. A noncompetition agreement will be in force for a period of 24 months with no payment due to the Executive.

(2)
The Company shall pay to the Executive his Base Salary for six months following his termination through customary payroll practices. The Company shall also contribute to Executive's COBRA premium by paying the same monthly amount for health and dental insurance coverage as it would if he were an active employee for a period of 6 months.

(3)
Restricted Stock Awards are fully accelerated based on 100% of remaining non-vested shares with a market price $27.56 as of December 31, 2009. Vesting provisions for awards provided under the equity based retirement benefit will accelerate upon disability, death and a change in control. Vesting provisions for awards provided under the 1999 and 2004 equity plan, as well as the 2006 Long-term Incentive plan, will accelerate vesting upon death and a change in control.

(4)
The Company (or its successors) shall pay the Executive, or his beneficiary in the event of his subsequent death, an amount equal to two and one-half times Executive's Total Compensation (Change in Control Payment) in effect at the date of termination of employment. Two equal payments shall be made, each consisting of one-half the total Change in Control Payment with the first payment to be made immediately upon cessation of employment and the second to be made exactly one year later. Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. All unvested stock options as of December 31, 2009 were underwater and had no intrinsic value. The value of Restricted Stock Awards is based on the market price of $27.56 as of December 31, 2009.

(5)
The Company believes that the structure and timing of Mr. Pollok's payments upon a change in control as of December 31, 2009 would have caused the payments or distributions to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. The amount included here is the excise tax which he would receive from the Company on an after-tax basis equal to the federal, state and local income and excise tax imposed.

(6)
Mr. Pollok's SERP agreement was terminated effective December 31, 2008. He was paid the balance of accrued benefits owed under the agreement in January 2009. The Company replaced the SERP agreement with a grant of restricted stock which would be intended to provide similar economic benefit to Mr. Pollok and more closely align his interests with the long-term profitability of the Company and its shareholders.

John F. Windley

        The following table describes the potential payments upon termination for various reasons for John F. Windley, the President of the Company's subsidiary SCBT, N.A.

Compensation and/or Benefits Payable Upon Termination	Voluntary Termination by Employee Without Good Reason (1)	Involuntary Termination by Company w/out Cause (2)	Involuntary Termination by Company For Cause (1)	Termination in the Event of Disability	Termination in the Event of Death (3)	Qualifying Termination Following a Change in Control (4)(5)
John F. Windley
Compensation
Cash Severance	$0	$109,650	$0	$0	$0	$231,234
Intrinsic Value of Unvested Stock Options	$0	$0	$0	$0	$0	$0
Intrinsic Value of Unvested Restricted Stock	$0	$0	$0	$0	$100,717	$100,717

Benefits & Perquisites
Supplemental Non-Qualified Pension(6)	$97,514	$97,514	$0	$324,760	$730,032	$462,644
Medical & Dental Insurance	$0	$3,294	$0	$0	$0	$13,177

Total Benefit	$97,514	$210,458	$0	$324,760	$830,749	$807,771

(1)
The Company shall have no further obligation to the Executive other than the vested portion of the Supplemental Non-Qualified Pension. A noncompetition agreement will be in force for a period of 18 months with no payment due to the Executive.

(2)
The Company shall pay to the Executive his Base Salary for six months following his termination through customary payroll practices. The Company shall also contribute to Executive's COBRA premium by paying the same monthly amount for health and dental insurance coverage as it would if he were an active employee for a period of 6 months.

(3)
Restricted Stock Awards are fully accelerated based on 100% of remaining non-vested shares with a market price of $27.56 as of December 31, 2009.

(4)
The Company (or its successors) shall pay the Executive, or his beneficiary in the event of his subsequent death, an amount equal to two times Executive's Total Compensation (Change in Control Payment) in effect at the date of termination of employment. Two equal payments shall be made, each consisting of one-half the total Change in Control Payment with the first payment to be made immediately upon cessation of employment and the second to be made exactly one year later. Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. All unvested stock options as of December 31, 2009 were underwater and had no intrinsic value. The value of Restricted Stock Awards is based on the market price of $27.56 as of December 31, 2009.

(5)
The benefit shall be reduced to the extent necessary to cause the aggregate present value of all payments in the nature of compensation to the executive not to exceed 2.99 times the base amount as defined per Code §280G. As a result of this benefit limit, the cash severance level was reduced from $513,254 to $231,234.

(6)
The amounts payable under the Supplemental Non-Qualified Pension are in accordance with a SERP that is targeted to pay $50,000 annually for 15 years to Mr. Windley at his normal retirement date. The following table provides the assumptions used to calculate the total benefit under each termination or retirement scenario. In the table on the prior page, we presented the present values of all benefits using a 3.14% discount rate (120% of mid-term semi-annual AFR as of December 2009):

Scenario	Payment Term	Annual Benefit	Total Benefit	Explanation of Calculation
Voluntary Termination by Employee Without Good Reason	15 years payable at normal retirement age	$10,539	$158,082	30% of $35,129, the present value of $50,000 (annual benefit) discounted using a 4% annual rate from normal retirement age times payment term.
Termination by Company Without Cause	15 years payable at normal retirement age	$10,539	$158,082	30% of $35,129, the present value of $50,000 (annual benefit) discounted using a 4% annual rate from normal retirement age times payment term.
Termination Due to Disability	15 years payable at normal retirement age	$35,129	$526,939	Present value at 12/31/09 of $50,000 annual benefit discounted using a 4% annual rate from normal retirement age.
Termination Due to Death	10 years payable at time of death + lump sum of $250,000	$50,000	$750,000	Termination due to death annual benefit times payment term plus additional lump sum of $250,000.
Termination Associated with a Change in Control	15 years payable at normal retirement age	$50,000	$750,000	The annual benefit of $50,000 times the payment terms.

Thomas S. Camp

        The following table describes the potential payments upon termination for various reasons for Thomas S. Camp, the President and Chief Executive Officer of South Carolina Bank and Trust of the Piedmont, a division of the Company's subsidiary SCBT, N.A.

Compensation and/or Benefits Payable Upon Termination	Voluntary Termination by Employee Without Good Reason (1)	Involuntary Termination by Company w/out Cause (2)	Involuntary Termination by Company For Cause (1)	Termination in the Event of Disability	Termination in the Event of Death (3)	Qualifying Termination Following a Change in Control (4)(5)
Thomas S. Camp
Compensation
Cash Severance	$0	$206,550	$0	$0	$0	$389,196
Intrinsic Value of Unvested Stock Options	$0	$0	$0	$0	$0	$0
Intrinsic Value of Unvested Restricted Stock	$0	$0	$0	$0	$152,361	$152,361

Benefits & Perquisites
Supplemental Non-Qualified Pension(6)	$321,828	$321,828	$0	$459,524	$730,032	$605,010
Medical & Dental Insurance	$0	$4,179	$0	$0	$0	$12,536

Total Benefit	$321,828	$532,557	$0	$459,524	$882,393	$1,159,104

(1)
The Company shall have no further obligation to the Executive other than the vested portion of the Supplemental Non-Qualified Pension. A noncompetition agreement will be in force for a period of 18 months with no payment due to the Executive.

(2)
The Company shall pay to the Executive his Base Salary for twelve months following his termination through customary payroll practices. The Company shall also contribute to Executive's COBRA premium by paying the same monthly amount for health and dental insurance coverage as it would if he were an active employee for a period of 12 months.

(3)
Restricted Stock Grants are fully accelerated based on 100% of remaining non-vested shares with a market price $27.56 as of December 31, 2009.

(4)
The Company (or its successors) shall pay the Executive, or his beneficiary in the event of his subsequent death, an amount equal to three times Executive's Total Compensation (Change in Control Payment) in effect at the date of termination of employment. Two equal payments shall be made, each consisting of one-half the total Change in Control Payment with the first payment to be made immediately upon cessation of employment and the second to be made exactly one year later. Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. All unvested stock options as of December 31, 2009 were underwater and had no intrinsic value. The value of Restricted Stock Awards is based on the market price of $27.56 as of December 31, 2009.

(5)
The benefit shall be reduced to the extent necessary to cause the aggregate present value of all payments in the nature of compensation to the executive not to exceed 2.99 times the base amount as defined per Code §280G. As a result of this benefit limit, the cash severance level was reduced from $748,454 to $389,196.

(6)
The amounts payable under the Supplemental Non-Qualified Pension are in accordance with a SERP that is targeted to pay $50,000 annually for 20 years to Mr. Camp at his normal retirement date. The following table provides the assumptions used to calculate the total benefit under each termination or retirement scenario. In the table on the prior page, we presented the present values of all benefits using a 3.14% discount rate (120% of mid-term semi-annual AFR as of December 2009):

Scenario	Payment Term	Annual Benefit	Total Benefit	Explanation of Calculation
Voluntary Termination by Employee Without Good Reason	20 years payable at normal retirement age	$26,597	$531,939	70% of $37,996, the present value at 12/31/09 of $50,000 (annual benefit) discounted using a 4% annual rate from normal retirement age.
Termination by Company Without Cause	20 years payable at normal retirement age	$26,597	$531,939	70% of $37,996, the present value at 12/31/09 of $50,000 (annual benefit) discounted using a 4% annual rate from normal retirement age.
Termination Due to Disability	20 years payable at normal retirement age	$37,996	$759,913	Present value at 12/31/09 of $50,000 (annual benefit) discounted using a 4% annual rate from normal retirement age.
Termination Due to Death	10 years payable at time of death + $250,000 lump sum payment	$50,000	$750,000	Termination due to death annual benefit times 10 years of payments plus single lump sum payment of $250,000.
Termination Associated with a Change in Control	20 years payable at normal retirement age	$50,000	$1,000,000	Termination associated with a change in control annual benefit times 20 years of payments.

Joe E. Burns

        The following table describes the potential payments upon termination for various reasons for Joe E. Burns, the Company's Chief Credit Officer.

Compensation and/or Benefits Payable Upon Termination	Voluntary Termination by Employee Without Good Reason (1)	Involuntary Termination by Company w/out Cause (2)	Involuntary Termination by Company For Cause (1)	Termination in the Event of Disability	Termination in the Event of Death (3)	Qualifying Termination Following a Change in Control (4)
Joe E. Burns
Compensation
Cash Severance	$0	$96,900	$0	$0	$0	$0
Intrinsic Value of Unvested Stock Options	$0	$0	$0	$0	$0	$0
Intrinsic Value of Unvested Restricted Stock	$0	$0	$0	$0	$193,619	$193,619

Benefits & Perquisites
Equity Based Retirement Benefit(5)	$0	$0	$0	$263,611	$263,611	$263,611
Medical & Dental Insurance	$0	$3,037	$0	$0	$0	$12,149

Total Benefit	$0	$99,937	$0	$263,611	$457,230	$469,379

(1)
The Company shall have no further obligation to the Executive. A noncompetition agreement will be in force for a period of 12 months with no payment due to the Executive.

(2)
The Company shall pay to the Executive his Base Salary for 6 months following his termination through customary payroll practices. The Company shall also contribute to Executive's COBRA premium by paying the same monthly amount for health and dental insurance coverage as it would if he were an active employee for a period of 6 months.

(3)
Restricted Stock Awards are fully accelerated based on 100% of remaining non-vested shares with a market price of $27.56 as of December 31, 2009. Vesting provisions for awards provided under the equity based retirement benefit will accelerate upon disability, death and a change in control. Vesting provisions for awards provided under the 1999 and 2004 equity plan, as well as the 2006 Long-term Incentive plan, will accelerate vesting upon death and a change in control.

(4)
The Company (or its successors) shall pay the Executive, or his beneficiary in the event of his subsequent death, an amount equal to two times Executive's Total Compensation (Change in Control Payment) in effect at the date of termination of employment. Two equal payments shall be made, each consisting of one-half the total Change in Control Payment with the first payment to be made immediately upon cessation of employment and the second to be made exactly one year later. Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. All unvested stock options as of December 31, 2009 were underwater and had no intrinsic value. The value of Restricted Stock Awards is based on the market price of $27.56 as of December 31, 2009.

(5)
Mr. Burn's SERP agreement was terminated effective December 31, 2008. He was paid the balance of accrued benefits owed under the agreement in January 2009. The Company replaced the SERP agreement with a grant of restricted stock which would be intended to provide similar economic benefit to Mr. Burn and more closely align his interests with the long-term profitability of the Company and its shareholders.

 DIRECTOR COMPENSATION

        The Company uses a combination of cash and stock-based compensation to attract and retain qualified persons to serve on the board of directors. Directors are subject to a minimum share ownership requirement. Each director is required to directly own 3,000 shares of the Company's Common Stock by the third anniversary of the date he/she was first elected to the Board by the shareholders. Director compensation is recommended by the compensation committee after discussion with the compensation consultants, and is approved by the Board of Directors, and is intended to provide an appropriate level of compensation to attract and retain qualified directors and is competitive with that of comparable financial institutions.

        For the fiscal year ended December 31, 2009, non-employee directors of the Company were paid $1,000 per regularly scheduled board meeting attended. The Company no longer pays a quarterly cash retainer fee or a fee for special meetings. Directors who are also officers employed by the Company or its bank subsidiary do not receive fees or any other separate cash compensation for serving as a director. Members other than the chair of the executive committee, audit committee, compensation committee, governance committee, and trust asset management committee are paid additional payments of $500, $500, $500, $300, and $300 respectively, for each regularly scheduled meeting attended. The chair of the audit, compensation, and governance committees received $1,000, $1,000 and $500, respectively, per committee meeting attended in lieu of the corresponding amounts above.

        In May 2009, the Company awarded to each non-employee director serving at the time 962 shares of restricted stock except for 1,329 shares awarded to M. Oswald Fogle and 1,329 shares awarded to Susie H. VanHuss who serve as the chair of the audit and compensation committees, respectively, and 504 shares awarded to Ralph W. Norman. These awards were granted following the Company's annual shareholders' meeting and vested 25% per quarter over a period of one year from the date of grant. The Company intends to grant restricted stock awards annually to its non-employee directors in similar amounts and terms following the shareholders' meeting, under the authorization of the 2004 Stock Incentive Plan.

        Robert R. Horger, who serves as chairman of the board of the Company, currently receives $92,351 annually for serving in that capacity. During 2009, the compensation committee agreed to pay approximately $25,000 of his salary in the form of immediately vested stock options rather than in cash. In addition, in January 2009, the Company granted to Mr. Horger 583 shares of restricted stock valued at $27.57 per share at the date of grant and 1,750 stock options at an exercise price per share of $27.57. The restricted stock cliff vests 100% at the end of four years and the stock options become exercisable in four equal annual installments over the four-year period following the date of grant.

        The following table sets forth the fees and all other forms of compensation paid to Chairman Horger and the Company's non-fulltime employee directors in 2009. Each component of compensation is discussed in further detail in the footnotes following the table.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Robert R. Horger(6)	$67,351	$16,073	$40,502	$—	$35,254	$2,106	$161,286
Jimmy E. Addison	14,350	20,991	—	—	—	393	35,734
Luther J. Battiste, III	13,350	20,991	—	—	—	393	34,734
Dalton B. Floyd, Jr.	10,900	20,991	—	—	—	393	32,284
M. Oswald Fogle	17,775	28,999	—	—	5,942	480	53,196
Dwight W. Frierson	15,500	20,991	—	—	—	393	36,884
Herbert G. Gray(7)	—	—	—	—	—	—	—
Harry M. Mims, Jr.	15,550	20,991	—	—	—	393	36,934
Ralph W. Norman	12,850	10,997	—	—	—	206	24,053
Alton C. Phillips	13,700	20,991	—	—	—	393	35,084
James W. Roquemore	15,550	20,991	—	—	—	393	36,934
Thomas E. Suggs	15,700	20,991	—	—	—	393	37,084
Susie H. VanHuss	15,200	28,999	—	—	3,231	543	47,973
John W. Williamson, III	15,490	20,991	—	—	—	393	36,874

(1)
Includes total compensation earned through salary (Chairman Horger only), Board fees, retainers and committee fees, whether paid or deferred. Chairman Horger elected to defer $15,000 in fees earned during 2009. Refer to the Board of Directors and Committees section of this proxy statement for more information regarding committee membership and fees.

(2)
From time to time, the Company has awarded shares of restricted stock to its directors. All shares of restricted stock that were awarded to the non-employee directors during 2009 vest at 25% per calendar quarter over a period of four quarters. Each director generally has the right to vote restricted shares and to receive dividends paid on the shares prior to vesting. The market value of the shares is determined by the closing market price of the Company's common stock for the date of the grant ($21.82 on the date of grant). The value of restricted stock grants shown above equals the grand date fair value in accordance with FASB ASC Topic 718.

  A total aggregate amount of 29,416 shares of stock awards were outstanding at December 31, 2009.

(3)
These totals reflect the dollar amount of the grant date fair value of the option award, in accordance with FASB ASC Topic 718. The valuation assumptions for the Black-Scholes model used to value these option awards is found on page 27. The Black-Scholes price for the option awards granted to Mr. Horger on January 22, 2009 was $9.40 per option.

  A total aggregate amount of 62,103 stock options were outstanding at December 31, 2009.

(4)
Includes only the change in pension value for Chairman Horger. It also includes, for Chairman Horger, M. Oswald Fogle and Susie H. VanHuss, the portion of income earned during the fiscal year in the nonqualified deferred compensation plan exceeding 120% of the applicable long-term federal rate ("AFR").

(5)
Includes a $0.68 dividend ($0.17 per quarter) on all unvested restricted stock grants outstanding at the time of the dividend. For Chairman Horger the amount includes an employer matching contribution to an employee savings plan and also life insurance premiums.

(6)
Fees Earned or Paid in Cash for Chairman Horger include his annual salary less the approximately $25,000 that he elects to receive in the form of immediately vested stock options rather than in cash. The compensation in the form stock options is included in the Options Awards column as the grant date fair value in accordance with the FASB ASC Topic 718.

(7)
Herbert G. Gray joined the Board of Directors in November 2009 and therefore did not receive any compensation during 2009.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company's banking subsidiary has loan and deposit relationships with some of the directors of the Company and its subsidiary and loan, deposit, and fee-for-service relationships with some of the companies with which the directors are associated, as well as with some members of the immediate families of the directors. (The term "members of the immediate families" for purposes of this paragraph includes each person's spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, and brothers and sisters-in-law.) Such loan, deposit, or fee relationships were made in the ordinary course of business, were made on substantially the same terms, including interest rates, collateral and fee pricing as those prevailing at the time for comparable transactions with other persons not related to the lender, and did not, at the time they were made, involve more than the normal risk of collectibility or present other unfavorable features.

        Robert R. Horger, chairman of the board of the Company, is a partner in the law firm of Horger, Barnwell & Reid, L.L.P., which SCBT, N.A. engaged, among other law firms, as counsel during 2009 and may engage during the current fiscal year. In 2009, the Company made payments totaling approximately $5,000 to Horger, Barnwell & Reid, L.L.P.

        Dalton B. Floyd, Jr., a director, is President of The Floyd Law Firm, PC, which SCBT, N.A. engaged, among other law firms, as counsel during 2009 and may engage during the current fiscal year. In 2009, SCBT, N.A. made payments totaling approximately $142,000 to The Floyd Law Firm, PC. Mr. Floyd also has a 50% interest in a corporation that leases to SCBT, N.A. a lot upon which a SCBT, N.A. branch resides at the intersection of Riverwood Drive and Highway 17 Bypass in Murrells Inlet, SC. The rent payments paid by SCBT, N.A. under this lease during 2009 were approximately $113,000.

        Thomas E. Suggs, a director, is President and Chief Executive Officer of Keenan and Suggs, Inc., an insurance brokerage and consulting firm that the Company used during 2009 and will use during the current fiscal year as an insurance broker for certain policies. In 2009, the Company made payments to Keenan and Suggs, Inc., as the Company's insurance placement agent, totaling approximately $301,000. Keenan and Suggs, Inc. passes on these funds, net of its agency commissions which the firm recognizes as revenue, through to the various insurance companies providing coverages to the Company or its subsidiary. Keenan and Suggs, Inc. specified that it recognized approximately $107,000 in revenue from the Company as its insurance placement agent during 2009.

        The Company has adopted a Conflict of Interest/Code of Ethics Policy that contains written procedures for reviewing transactions between the Company and its directors and executive officers, their immediate family members, and entities with which they have a position or relationship. These procedures are intended to determine whether any such related person transaction impairs the independence of a director or presents a conflict of interest on the part of a director or executive officer. This policy also requires the Company's bank subsidiary to comply with Regulation O, which contains restrictions on extensions of credit to executive officers, directors, certain principal shareholders, and their related interests. Such extensions of credit (i) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with third parties and (ii) must not involve more than the normal risk of repayment or present other unfavorable features. The Conflict of Interest/Code of Ethics policy is located on the Company's website at www.scbtonline.com under Investor Relations.

        The Company annually requires each of its directors and executive officers to complete a directors' and officers' questionnaire that elicits information about related person transactions. The Company's audit committee, which consists entirely of independent directors, annually reviews all transactions and relationships disclosed in the directors' and officers' questionnaires, and the board of directors makes a formal determination regarding each director's independence under NASDAQ Stock Market listing standards and applicable SEC rules.

        In addition, the Company's bank subsidiary is subject to the provisions of Section 23A of the Federal Reserve Act, which places limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. Each bank is also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibits an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies.

        In addition to the annual review, the Company has appointed a corporate ethics officer to implement and monitor compliance with the Conflict of Interest/Code of Ethics Policy. The corporate ethics officer reports to the Company's general auditor and chief executive officer quarterly and also advises the Company's executive committee and management with respect to potential conflicts of interest. The related party transactions described above were approved by the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        As required by Section 16(a) of the Securities Exchange Act of 1934, the Company's directors and executive officers are required to report periodically their ownership of the Company's stock and any changes in ownership to the SEC. Based on written representations made by these affiliates to the Company and a review of Forms 3, 4 and 5, it appears that all such reports for these persons were filed in a timely fashion in 2009, except for inadvertent late filings of Form 4s by Jimmy E. Addison, Luther J. Battiste, III, Dalton B. Floyd, Jr., Oswald M. Fogle, Dwight W. Frierson, Harry M. Mims, Ralph W. Norman, Alton C. Phillips, James W. Roquemore, Thomas E. Suggs, Susie H. VanHuss, and John W. Williamson, III, on May 11, 2009 for grants of restricted shares of common stock, Form 4s by Joe E. Burns and Thomas S. Camp on February 2, 2009 for grants of restricted shares of common stock, a Form 4 by Robert R. Horger on January 28, 2009 for a grant of restricted shares of common stock, a Form 4 by Alton C. Phillips on August 11, 2009 for an indirect open market purchase, and a Form 4 by Oswald M. Fogle on March 3, 2009 for an open market purchase.

CERTAIN ACCOUNTING MATTERS

        As previously reported on the Company's Current Report on Form 8-K filed with the SEC on June 13, 2007, on June 7, 2007, the audit committee selected Dixon Hughes PLLC ("Dixon Hughes") to serve as the Company's independent registered public accounting firm beginning with the year 2008. As previously reported on the Company's Current Report on Form 8-K filed with the SEC on March 21, 2008, the Company terminated the engagement of J.W. Hunt and Company, LLP ("J.W. Hunt") as its independent registered public accounting firm effective upon J.W. Hunt's completion of its audit of the Company's consolidated financial statements for the year ended December 31, 2007 and the filing by the Company of its Form 10-K for the year ending December 31, 2007. The decision to change accountants was approved by the audit committee.

        J.W. Hunt's audit reports on the Company's consolidated financial statements for the fiscal years ended December 31, 2007, 2006, and 2005 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

        During the fiscal years ended December 31, 2007, 2006, and 2005, the Company had no disagreements with J.W. Hunt on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of J.W. Hunt, would have caused J.W. Hunt to make reference to the subject matter of the disagreement(s) in connection with its report on the Company's consolidated financial statements for such years.

        The Company provided its disclosures prepared on Form 8-K disclosing the termination of further audit engagements with J.W. Hunt and requested in writing that J.W. Hunt furnish a letter to the SEC stating whether it agreed with the statements made by us and, if not, stating the respects in which it did not agree. On June 13, 2007 and March 21, 2008, we filed the letters provided by J.W. Hunt regarding the change of accountant dated June 12, 2007 and March 21, 2008 respectively with the SEC as Exhibit 16 to our Current Reports on Form 8-K.

        As previously reported on the Company's Current Report on Form 8-K filed with the SEC on June 13, 2007, during the fiscal years ended December 31, 2006 and 2005 and through June 13, 2007, the Company did not consult with Dixon Hughes regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report was provided to the Company or oral advice was provided that was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement or reportable event as defined in Item 304(a)(1)(iv) and (v) of Regulation S-K.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The audit committee has appointed Dixon Hughes PLLC, certified public accountants, as the independent registered public accounting firm for the Company and its subsidiary for the current fiscal year ending December 31, 2009, subject to ratification by the Company's shareholders. Dixon Hughes has advised the Company that neither the firm nor any of its partners has any direct or material interest in the Company and its subsidiary except as independent registered auditors and certified public accountants of the Company. Representatives of Dixon Hughes are expected to be at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

        The audit committee oversees the Company's financial reporting process, including internal controls, on behalf of the board of directors. The committee is composed of six directors of the Company, each of whom is independent as defined by the rules of The NASDAQ Stock Market applicable to directors who serve on the audit committee. The audit committee operates under an audit committee charter that complies with the requirements regarding audit committees established by the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC and The NASDAQ Stock Market.

        Management has the primary responsibility for the Company's financial statements, internal controls, and financial reporting. The Company's independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles and the conformity of the Company with maintaining internal controls over financial reporting as specified by the Sarbanes-Oxley Act of 2002.

        In the context of its responsibilities, the audit committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2009 audited financial statements. The audit committee discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the audit committee has received from the independent registered public accounting firm the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the audit committee concerning independence and discussed with them their independence from the Company and its management. The audit committee also has considered whether the independent registered public accounting firm's provision of non-audit services, as set forth in the section entitled Audit and Other Fees below, is compatible with the auditor's independence.

        Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2009 for filing with the SEC.

        This report is provided by the following independent directors, who comprise the audit committee:

M. Oswald Fogle, Chairman	Jimmy E. Addison	Luther J. Battiste, III
Ralph W. Norman	Herbert G. Gray	Alton C. Phillips

AUDIT AND OTHER FEES

        In 2007, the Audit Committee selected Dixon Hughes PLLC as the Company's Independent Registered Public Accounting Firm for the year ended December 31, 2008. Prior to that selection, J. W. Hunt and Company, LLP, served as the Company's Independent Registered Public Accounting Firm. Fees for professional services provided by both firms for the respective fiscal years ended December 31 are set forth below:

	2009	2008
Dixon Hughes PLLC
Audit fees(1)	$378,669	$363,125
Audit related fees(2)	45,140	44,255
Tax fees(3)	26,925	52,745
All other fees(4)	—	—
J.W. Hunt and Company, LLP	—	—
Audit fees(1)	5,000	42,500
Audit related fees(2)	—	—
Tax fees(3)	—	—
All other fees(4)	—	—

	$455,734	$502,625

(1)
All fees related to the financial statement audit, audit of internal controls over financial reporting, and attesting to internal control over financial reporting in accordance with the Federal Deposit Insurance Corporation Improvement Act of 1991. For 2009, also includes approximately $57,000 in fees related to the Company's public offering to issue 1,356,000 shares of common stock. In 2008, J.W. Hunt and Company, LLP was paid approximately $35,000 related to the Company's private placement to issue 1,010,000 shares of common stock.

(2)
Audit-related fees are for services rendered in connection with audits of the Company's employee benefit plans and assisting with the response to the SEC comment letters during 2009.

(3)
Tax fees are for services rendered primarily in connection with the preparation of federal and state income and bank tax returns, calculation of quarterly estimated income tax payment amounts and research associated with various tax-related issues that affect the Company.

(4)
All other fees are for services rendered in connection with accounting research and assistance related to actual or proposed transactions that involve unusual or complex elements.

 Pre-Approval Policy

        The audit committee's policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. Under the policy, and in accordance with the Sarbanes-Oxley Act of 2002, the audit committee may delegate pre-approval authority to one or more of its members. However, any member to whom such authority is delegated is required to report on any preapproval decisions to the audit committee at its next scheduled meeting. The audit committee pre-approved all services provided by Dixon Hughes, PLLC during 2009. None of the services were performed by individuals who were not employees of the independent registered public accounting firm.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

        The Company is mailing to shareholders contemporaneously with these proxy materials a copy of its Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC. Further inquiries regarding the Form 10-K should be directed to: SCBT Financial Corporation, P.O. Box 1030, Columbia, South Carolina 29202, attention: Karen L. Dey, Senior Vice President and Controller.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No current or former officer, and no other member of the compensation committee, has directly or indirectly entered into any transactions with the Company of a nature that would be required to be disclosed in this proxy statement.

OTHER BUSINESS

        The Company does not know of any other business to be presented at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 000004 C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on April 27, 2010. Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message. Annual Meeting Proxy Card 1234 5678 9012 345 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. 1. Election of Directors: For Withhold For Withhold 01 - Robert R. Horger 02 - Jimmy E. Addison 03 - Harry M. Mims, Jr. 04 - James W. Roquemore 05 - John W. Williamson, III 06 - Herbert G. Gray 2. Proposal to ratify appointment of Dixon Hughes, PLLC, Certified Public Accountants, as SCBT Financial Corporation’s independent auditors for 2010. The Board of Directors recommends a vote AGAINST Proposal 3. 3. Elimination of classification of terms of the Board of Directors.  For Against Abstain 4. And, in the discretion of said agents, upon such other business as may properly come before the meeting, and matters incidental to the conduct of the meeting. B Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890  J N T 1 U P X 0 2 4 6 0 0 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 0158KD For Against Abstain

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting The proxy statement and 2009 Annual Report to Shareholders (which includes our 2009 Annual Report on Form 10-K) are available at http://www.scbtonline.com/filings IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — SCBT Financial Corporation This Proxy is Solicited on Behalf of the Board of Directors for the 2010 Annual Meeting of Shareholders Robert R. Hill, Jr., John C. Pollok and Donald E. Pickett, and each of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies all of the shares of Common Stock of SCBT Financial Corporation held of record by the undersigned on the record date at the annual meeting of shareholders to be held on April 27, 2010, and at any adjournment thereof. YOUR VOTE IS IMPORTANT Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope. THE PROXIES WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2, AND “AGAINST” PROPOSAL 3. (Items to be voted appear on the reverse.)

QuickLinks

SCBT FINANCIAL CORPORATION 520 Gervais Street Columbia, South Carolina 29201
PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS to be Held April 27, 2010
ANNUAL REPORT
REVOCATION OF PROXY
QUORUM AND VOTING
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 27, 2010
ACTIONS TO BE TAKEN BY THE PROXIES
SHAREHOLDER PROPOSALS AND COMMUNICATIONS
BENEFICIAL OWNERSHIP OF CERTAIN PARTIES
BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
ELECTION OF DIRECTORS
FAMILY RELATIONSHIPS
THE BOARD OF DIRECTORS AND COMMITTEES
Board Leadership Structure and Role in Risk Oversight
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3: ELIMINATION OF CLASSIFICATION OF TERMS OF THE BOARD OF DIRECTORS
RESOLUTION
STATEMENT
Board of Directors Statement in Opposition of Proposal 3
EXECUTIVE COMPENSATION Compensation Discussion and Analysis
Objectives of the Compensation Program
Compensation Consultant
Compensation Benchmarking and Committee Functions
Role of the Chairman and Management
Elements of Compensation
Employee & Executive Benefits
Employment Agreements
Amendments to Executive Compensation Plans
Selected Other Policies
Overall Compensation Approach—Building Blocks
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTIONS EXERCISES AND STOCK VESTED
PENSION BENEFITS
Supplemental Executive Retirement Plan
DEFERRED COMPENSATION PLAN
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
DIRECTOR COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN ACCOUNTING MATTERS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
AUDIT AND OTHER FEES
Pre-Approval Policy
AVAILABILITY OF ANNUAL REPORT ON FORM 10-K
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
OTHER BUSINESS